Exhibit 99.4

LIMITED LIABILITY COMPANY AGREEMENT
OF
SUFFOLK HOLDINGS LLC
Dated as of March 17, 2005
     THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.
     IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

i

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		Page
ARTICLE V
PARTITION

ARTICLE VI
COVENANTS, WARRANTIES AND REPRESENTATIONS OF MEMBERS

6.1	Representations and Warranties of Carr	33
6.2	Representations and Warranties of the Acquisition Members	35
6.3	Representations and Warranties of CC	35
6.4	Representations and Warranties of CE	36

ARTICLE VII
BOOKS AND RECORDS; STATEMENTS; AUDITS BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

7.1	Books and Records; Statements; Audits by Independent Certified Public Accountants	37

ARTICLE VIII
CAPITAL ACCOUNTS; DISTRIBUTIONS

8.1	Capital Accounts	40
8.2	Adjustments	40
8.3	Distributions	40
8.4	Negative Capital Accounts	40
8.5	Allocations of Net Profit and Net Loss	40
8.6	Qualified Income Offsets, Curative Allocations	41
8.7	Nonrecourse Debt	41
8.8	Tax Allocations	42
8.9	Withholding	42
8.10	Final Distribution	42

ARTICLE IX
DISSOLUTION

9.1	Dissolving Events	42
9.2	Methods of Liquidation	43
9.3	Reasonable Time for Liquidating	44
9.4	Date of Liquidation	44
9.5	Withdrawals	44
9.6	Allocations on Dissolution	44

(continued)

(continued)

LIMITED LIABILITY COMPANY AGREEMENT
OF
SUFFOLK HOLDINGS LLC
     THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of SUFFOLK HOLDINGS LLC, a Delaware limited liability company (the “Company”), is executed and entered into as of March 17, 2005, by and among JPM I&G DOMESTIC REIT, INC., a Delaware corporation (“JPM REIT”), JPM I&G DIRECT JV 10, LLC, a Delaware limited liability company (“Direct LLC”), I&G CAYMAN SUB CORP JV 10, INC., a Delaware corporation (“Cayman”), and CARR CAPITAL SUFFOLK, LLC, a Virginia limited liability company (“Carr”), as the Members, and CARR CAPITAL REAL ESTATE INVESTMENTS, LLC, a Virginia limited liability company (“CC”), as the Manager.
W I T N E S S E T H:
     WHEREAS, the Company was formed on March 17, 2005;
     WHEREAS, the Members (as hereinafter defined) desire to form a limited liability company and adopt this Agreement in accordance with the provisions of the Delaware Act (as hereinafter defined) and to constitute themselves a limited liability company for the purposes set forth in Section 2.4 of this Agreement; and
     WHEREAS, each Member desires to make its respective capital contributions to the Company as described in this Agreement and to be a Member (as hereinafter defined) of the Company.
     NOW, THEREFORE, in consideration of the mutual promises, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
     The following terms shall have the following meanings when used herein:
     Acquisition Members: JPM REIT, Direct LLC and Cayman, and their respective successors and assigns to the extent expressly permitted pursuant to the terms of this Agreement, and any other Person acquiring all or any portion of the Membership Interests initially held by JPM REIT, Direct LLC or Cayman, to the extent permitted hereunder (other than Carr pursuant to Section 3.4 hereof).

     Additional Capital Contributions: As defined in Section 3.2(a).
     Adjusted Capital Account Deficit: With respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Period, after giving effect to the following adjustments:
     (i) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and
     (ii) Debit to such Capital Account the items described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     Advance Notice: Notice given in writing at least twenty-four (24) hours in advance of action which shall be taken during regular business hours on a Business Day.
     Affiliate: With respect to any Person (the “Subject Person”), (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the Subject Person, (ii) any Person owning or controlling, directly or indirectly through one or more intermediaries, more than 50% of the outstanding voting securities of or other ownership interests in the Subject Person, (iii) any other Person in which the Subject Person (or any Affiliate of the Subject Person under the terms hereof), directly or indirectly through one or more intermediaries, is the managing general partner or a managing member or a general partner in a general partnership or otherwise acts in a similar capacity, (iv) any officer, director or constituent partner of the Subject Person, and (v) if the Subject Person is an officer, director or Member of the Company, any company for which the Subject Person acts in the same or similar capacity. With respect to the Acquisition Members, “Affiliate” also shall be deemed to include (x) a pension fund, collective investment fund containing pension funds, separate accounts or other investors, foundation, endowment, Taft Hartley plan or any other tax exempt entity or organization, or entities owned by any of the foregoing parties for which JPMIM or JPMorgan Chase Bank, N.A. (or one of their respective affiliates or successors and assigns by operation of law) acts as trustee, agent, manager or independent advisor and (y) any of the other constituent entities, from time to time, of the fund marketed as the “J.P. Morgan U.S. Real Estate Income and Growth Fund,” which as of the date hereof include, without limitation, JPM REIT, JPM Direct, J.P. Morgan U.S. Real Estate Income and Growth Corp., J.P. Morgan U.S. Real Estate Income and Growth Finance Corp, J.P. Morgan U.S. Real Estate Income and Growth Investment Corp, J.P. Morgan U.S. Real Estate Income and Growth GmBH & Co. KG, and JPM Domestic, or any entity controlled by, or under common control with, any of the foregoing.
     Affiliate Agreement: Any contract, agreement or other arrangement, oral or written, entered into between the Company Subsidiary, the Company or the Manager and any Person which is an Affiliate of the Company, any of the Members or the Manager with respect to the provision of services to, or supplies, plant, machinery or equipment for, the Property or any portion thereof. Notwithstanding any other term of this Agreement, the Members agree that the agreements by (i) CC, CE or any of the Acquisition Members, as the case may be, to act as Manager pursuant to the terms of this Agreement and (ii) CC or CE to introduce third party lenders to the Company for the purpose of obtaining financing for the Company, shall not be considered or deemed to be Affiliate Agreements.
     Agreement: This Limited Liability Company Agreement, as the same may be amended from time to time in accordance herewith.
     Allocation Date: (i) The last day of each Fiscal Year, (ii) the day before the date of any change in ownership of the Company, (iii) the day before the date a Member ceases to be a member of the Company or (iv) any other date determined by the Members as appropriate for a closing of the Company’s books.
     Annual Plan: As defined in Section 4.2(a).
     Bankruptcy Event: with respect to a Member if:
     (i) such Member shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or any future Federal bankruptcy act or any other present or future applicable Federal, state or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member of all, or substantially all of, its property or its Membership Interest;
     (ii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Member seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy act, or any other present or future Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and said Member shall acquiesce in the entry of such order, judgment or decree, or such order, judgment or decree shall remain unvacated and unstayed for a period of ninety (90) days from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Member or of all or substantially all of its property or its Membership Interest shall be appointed without the consent or acquiescence of said Member and such appointment shall remain unvacated and unstayed for a period of ninety (90) days;
     (iii) such Member shall admit to any of the other Members in writing its inability, or shall fail generally, to pay its debts as they mature;
     (iv) such Member shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; or
     (v) any assets of such Member are attached, seized or subjected to a garnishment or other action by a creditor of such Member seeking to realize upon a judgment against such Member and such attachment, seizure, garnishment of other action is not stayed or dismissed within ninety (90) days from the date of entry thereof.
     Business Day: A day which is not a Saturday or Sunday or a legally recognized public holiday in the United States or the State of New York or the Commonwealth of Virginia.
     Buy Option: As defined in Section 10.2(a).
     Buy-Sell Deposit: An amount equal to ten percent (10%) of the Offer Price multiplied by the total Percentage Interest of the Selling Member(s).
     Buy-Sell Escrow Agent: As defined in Section 10.2(b).
     Buy-Sell Notice: As defined in Section 10.2(a).
     Call Notice: As defined in Section 3.4(a).
     Call Response Notice: As defined in Section 3.4(a).

     Capital Account: As defined in Section 8.1.
     Capital Budget: As defined in Section 4.2(a).
     Capital Contributions: With respect to any Member, the sum of (i) the Initial Capital Contribution of the Member and (ii) all Additional Capital Contributions made by the Member.
     Carr: As defined in the Preamble, and the successors and assigns to Carr’s Membership Interest, to the extent permitted hereunder.
     Carr Call Obligation: As defined in Section 3.4(a).
     Carr Corp.: Carr Capital Corporation, a District of Columbia corporation.
     Carr REIT: Columbia Equity Trust, Inc., a Maryland corporation.
     Cash Flow: Cash Flow for any period shall mean:
     (i) the gross cash receipts of the Company for such period from all sources, including, but not limited to, all receipts from the operation of the Property, all Excess Financing Proceeds, the cash proceeds attributable to any Capital Contributions made during such period and the net proceeds from a Disposition after payment of all costs and expenses associated therewith (including, without limitation or duplication, the payment of commissions and of the Mortgages encumbering the asset in question, closing costs, attorneys’ fees and expenses and prorations of ad valorem taxes) and net reductions in funded reserves or sinking funds of the Company (other than any such reductions used to pay Company expenditures); less
     (ii) without duplication of any amounts deducted in determining (i) above, the gross cash expenditures of the Company for such period for all purposes including both operating and capital expenditures, determined in accordance with cash basis accounting principles consistently applied (excluding expenditures made from previously established reserves); less
     (iii) deposits or allocations into reasonable reserve accounts, including, without limitation, reserves which are approved or deemed approved by the Members pursuant to Section 4.5 or which are otherwise consistent with the Annual Plan.
     Cayman: As defined in the Preamble, and the successors and assigns to Cayman’s Membership Interest, to the extent permitted hereunder.

     CC: As defined in the Preamble.
     CC Affiliate: As defined in Section 10.1(b).
     CE: Columbia Equity, LP, a Virginia limited partnership.
     CE Affiliate: As defined in Section 10.1(b).
     Certificate: As defined in Section 2.1.
     Clark: As defined in Section 2.7.
     Code: The Internal Revenue Code of 1986, as amended.
     Company: As defined in the Preamble.
     Company Accountants: PricewaterhouseCoopers or any other “national” firm of independent certified public accountants which the Acquisition Members elect to cause the Company to use.
     Company Subsidiary: Suffolk Building LLC, a Delaware limited liability company.
     Company Subsidiary Interest: As defined in Section 2.4(a).
     Company Subsidiary LLC Agreement: The Limited Liability Company Agreement of the Company Subsidiary, dated as of December 13, 2004, as the same may be amended or modified from time to time in accordance with the terms hereof.
     Competitive Market Area: The cross-hatched area shown on the map attached hereto as Exhibit B and incorporated herein by this reference. For the avoidance of doubt, such area includes all of the areas known as “Skyline”, “Columbia Pike”, “I-395 Corridor” and “Seven Corners”, and is bordered by Route 50 to the north, I-395 to the south, Washington Boulevard to the east and Route 7 to the west.
     Contributing Member: As defined in Section 11.4.
     Control: With respect to any Person, either (i) ownership directly or through other entities of more than fifty percent (50%) of all beneficial equity interest in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

     Default: As defined in Section 11.1.
     Default Loan: As defined in Section 11.3(a)(ii).
     Defaulting Member: A member in Default under Section 11.1.
     Delaware Act: The Delaware Limited Liability Company Act at 6 Del. C. §§ 18-101 et seq., as amended from time to time.
     Designated Representative: As defined in Section 13.15(b).
     Development Budget: As defined in Section 4.2(a).
     Direct LLC: As defined in the Preamble, and the successors and assigns to Direct LLC’s Membership Interest, to the extent permitted hereunder.
     Disposition: The sale, exchange, transfer, condemnation or other disposition of all or any part of the assets of the Company.
     Emergency Situation: A situation impairing or imminently likely to impair structural support of any portion of the Property or causing or imminently likely to cause bodily injury to persons or physical damage to any part of the Property or any property in, on, under, within, upon, around or about the Property or causing or imminently likely to cause substantial economic loss to the Company Subsidiary or the Company.
     ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.
     Excess Financing Proceeds: (i) With respect to the refinancing of any Mortgage, the net proceeds (as and when such refinancing proceeds are distributed by the lender to the Company Subsidiary or the Company) of the refinancing after payment of all expenses in connection therewith and after payment of the Mortgage being refinanced and any additional expenditures for which such refinancing was obtained; and (ii) with respect to any Loan not replacing an existing Mortgage, the net proceeds (as and when such Loan is funded by the applicable lender and the proceeds thereof are distributed by such lender) remaining after (x) payment of all costs of securing such Loan, (y) paying any expenditures for which such Loan was obtained and (z) other sums held by the lender under such Loan (e.g., amounts held in any escrow accounts) are returned to the Company Subsidiary and the Company.
     Fiscal Year: As defined in Section 2.6.

     Funding Notice: As defined in Section 3.3(a).
     Initial Annual Plan: As defined in Section 4.2(a).
     Initial Capital Contribution: As defined in Section 3.1(a).
     IPO: The initial public offering of Carr REIT.
     JPM Direct: J.P. Morgan U.S. Real Estate Income and Growth Direct, LP, a Delaware limited partnership.
     JPM Domestic: J.P. Morgan U.S. Real Estate Income and Growth Domestic, LP, a Delaware limited partnership.
     JPMIM: J.P. Morgan Investment Management Inc., a Delaware corporation.
     JPM REIT: As defined in the Preamble, and the successors and assigns to JPM REIT’s Membership Interest, to the extent permitted hereunder.
     Land: All those certain tracts or parcels of land containing approximately 6.24412 acres located in Falls Church, Fairfax County, Virginia, which tracts or parcels are more particularly described in Exhibit A attached hereto and incorporated herein by this reference.
     Leasing Agent: Any Person acting in such capacity pursuant to the Leasing Services Agreement, or such other Person as may be selected in accordance with the terms hereof for the provision of leasing services with respect to the Property.
     Leasing Plan: As defined in Section 4.2(a).
     Leasing Services Agreement: Any agreement entered into between the Company Subsidiary and the Leasing Agent, as the same may be amended from time to time in accordance with Article IV hereof, and any subsequent leasing services agreement entered into by the Company Subsidiary.
     Loan: Any indebtedness or obligation for money borrowed by the Company and any notes payable and drafts accepted representing extensions of credit (including, without limitation, Member Loans).
     Major Decisions: As defined in Section 4.5.

     Manager: Initially, CC until the date of the IPO and, thereafter (pursuant to Section 4.1(a)), CE until another Manager (which may also be a Member) may be designated or become Manager pursuant to the terms hereof.
     Member Loans: As defined in Section 3.3.
     Members: JPM REIT, Direct LLC, Cayman and Carr (each a “Member”), in their respective capacities as Members, and any of their permitted successors and assigns in their respective capacities as Members admitted to the Company as Members hereunder, and any other person admitted as a Member under this Agreement, for so long as any such Person is a Member under the terms of this Agreement.
     Membership Interest: The entire interest (including, without limitation, Member Loans payable by the Company to such Member) of a Member in the Company.
     Minimum Gain Attributable to Partner Nonrecourse Debt: That amount determined in accordance with the principles of Treasury Regulations sections 1.704-2(i)(3), (4) and (5).
     Monetary Default: As defined in Section 11.1(a).
     Monthly Reporting Period: The 26th day of the previous calendar month to the 25th day of the current calendar month.
     Mortgage(s): Any mortgage, deed of trust, deed to secure debt, bond, collateral assignment, indenture, pledge, or other lien or security interest in all or any part of the Property or other asset of the Company Subsidiary held by or granted to a lender.
     MRI: As defined in Section 7.1(d).
     Net Profit and Net Loss: For any Period, the net income or net loss of the Company for such Period, determined in accordance with section 703(a) of the Code, including any items that are separately stated for purposes of section 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:
     (i) any income of the Company that is exempt from federal income tax shall be included as income;
     (ii) any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(i) shall be treated as current expenses; and
     (iii) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections 8.6 and 8.7 shall not be taken into account.
     Non-Defaulting Member: Each Member that is not a Defaulting Member.
     Nonrecourse Deductions: The meaning set forth in Treasury Regulations section 1.704-2(b)(1).
     Notified Party: Carr, if it shall receive an Offer Notice under Section 10.3.
     Notifying Party: The Acquisition Members, if they shall deliver an Offer Notice under Section 10.3.
     Offer Deposit: As defined in Section 10.3(b).
     Offer Notice: As defined in Section 10.3(a).
     Offer Price: As defined in Section 10.2(a).
     Offeree: As defined is Section 10.2(a).
     Offeror: The Acquisition Members or Carr, as the case may be, if they shall deliver a Buy-Sell Notice under Section 10.2.
     Operating Budget: As defined in Section 4.2(a).
     OTC, Jr.: As defined in Section 6.1(h).
     Participation Notice: As defined in Section 3.3(a).
     Partner Nonrecourse Debt: The meaning set forth in section 1.704-2(b)(4) of the Treasury Regulations.
     Partner Nonrecourse Deductions: The meaning set forth in sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.
     Partnership Minimum Gain: The meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.
     Percentage Interest: As to any Member at any determination date, the percentage that the aggregate of the total Capital Contributions theretofore made by such Member bears to the total Capital Contributions theretofore made by all Members. Initially, the Percentage Interest of (a) JPM REIT shall be 57.4652%; (b) Direct LLC shall be 0.6553%; (c) Cayman shall be 31.8795%; and (d) Carr shall be 10%. The Percentage Interest of each Member may change only as specifically provided in this Agreement.
     Period: For the first Period, the period commencing on the date of this Agreement and ending on the next Allocation Date. All succeeding Periods shall commence on the day after an Allocation Date and end on the next Allocation Date.
     Person: An individual, partnership, joint venture, corporation, limited liability company, trust or other legal entity.
     Plan Asset Regulations: As defined in Section 2.8.
     Pre-closing Expenses: As defined in Section 3.1(c).
     Prime Rate: The then prevailing prime rate of interest (which for the purposes hereof, includes any equivalent or successor interest rate, however denominated) as publicly announced from time to time by Citibank, N.A. (or JPMorgan Chase Bank, N.A., if Citibank, N.A. shall not then be in existence or then have an established prime rate, or if neither of the aforementioned banks shall not then be in existence or have an established prime rate, the prime rate of interest of any major banking institution doing business in New York City, as selected by the Members).
     Property: The real property having an address of 5611 Columbia Pike, Falls Church, Virginia, together with all of the improvements located, or to be developed, thereon, and also together with all rights related thereto, including, without limitation, (i) the Land, (ii) all easements for ingress, egress, parking, utility service and other appurtenances thereto, and (iii) all options and agreements for the acquisition of additional property, if any.
     Property Management Agreement: Any agreement entered into between the Company Subsidiary and the Property Manager, as the same may be amended from time to time in accordance with Article IV hereof, and any subsequent property management agreement entered into by the Company Subsidiary.
     Property Manager: Trammell Crow Services, Inc., a Delaware corporation, or such other Person acting in such capacity pursuant to the Property Management Agreement, or such other Person as may be selected in accordance with the terms hereof for the provision of property management services with respect to the Property.

     Purchase: As defined in Section 4.1(a).
     REIT: As defined in Section 4.9.
     REIT Provisions: As defined in Section 4.9.
     REOC: As defined in Section 2.8.
     Sale Agreement: The Amended and Restated Agreement of Sale and Purchase, dated as of March 9, 2005, between 5611 Columbia Pike LLC, a Virginia limited liability company, and Carr Corp., with respect to the purchase of the Property, as amended and assigned.
     Sell Option: As defined in Section 10.2(a).
     Service Agreement(s): Any and all service, maintenance or other contract(s) for the provision or delivery of goods, supplies or services with respect to the Property to which the Company Subsidiary is a party or assignee.
     Tax Matters Partner: As defined in Section 7.1(f).
     Transfer: As defined in Section 10.1(a).
     UBTI: “Unrelated business taxable income” within the meaning of Section 511-514 of the Code.
     Wachovia Loan: As defined in Section 4.1(a).
ARTICLE II
LIMITED LIABILITY COMPANY
     2.1 Certificate of Formation. A Certificate of Formation (the “Certificate”) for the Company has been filed in the Office of the Secretary of State of Delaware. The Members hereby designate Peter J. Irwin as an Authorized Person for the sole purpose of filing the Certificate of Formation and related documents of the Company in the Office of the Secretary of State of the State of Delaware. The Certificate shall be amended whenever, and within the time periods, required by the Delaware Act.
     2.2 Name. The name of the Company is Suffolk Holdings LLC in which name all assets belonging to the Company shall be held and under which name all business and affairs of the Company shall be conducted except to the extent otherwise required by the laws of the State of Delaware or any other state in which the Company is doing business.

     2.3 Principal Office, Resident Agent and Registered Office. The principal office of the Company shall be the Manager’s office located c/o Carr Capital Corporation, 1750 H Street, N.W., Suite 500, Washington, D.C. 20006, or at such other place or places as the Members may from time to time designate, provided, however, that the Company shall at all times maintain a registered agent and a registered office in the State of Delaware. The name and address of the registered agent for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Such principal office, registered agent or registered office may be changed by the Members, so long as in accordance with the Delaware Act; concurrently with any such change, written notice thereof shall be given to each Member. Except as approved by the Members, no Member, on behalf of the Company, shall do business in any other jurisdiction.
     2.4 Purpose.
     (a) The purposes of the Company are (i) acquiring all of the membership interest as the sole member (the “Company Subsidiary Interest”) of the Company Subsidiary; (ii) owning, holding, financing and maximizing the economic benefit from the Company Subsidiary Interest; (iii) enforcing the Company’s rights in, to and under, and discharging the Company’s obligations under, the Company Subsidiary LLC Agreement; and (iv) doing any and all other acts or things which may be incidental or necessary to carry on the business of the Company as contemplated in clauses (i), (ii) and (iii) above.
     (b) The purposes of the Company Subsidiary are (i) investing in, acquiring, holding, owning, leasing, operating, managing, maintaining, improving, subdividing, developing, selling, financing, refinancing and otherwise using or dealing with the Property, for profit and as an investment; (ii) borrowing money (on a secured or unsecured basis) in furtherance of the business of the Company Subsidiary, including, without limitation, issuing promissory notes or other evidences of indebtedness in connection therewith and securing same by Mortgages; and (iii) doing any and all other acts or things which may be incidental or necessary to carry on the business of the Company Subsidiary as contemplated in clauses (i) and (ii) above.
     (c) In no event shall the business of the Company or the Company Subsidiary be extended beyond the foregoing matters described herein unless otherwise approved by the Members.
     2.5 Term. The term of the Company shall continue until the liquidation and dissolution of the Company pursuant to Article IX hereof.

     2.6 Fiscal Year. The fiscal year of the Company and the Company Subsidiary (the “Fiscal Year”) shall end on the 31st day of December in each year. The Company and the Company Subsidiary shall have the same Fiscal Year for income tax and accounting purposes.
     2.7 Other Business. No Member shall own any material asset other than its Membership Interest, as it may be adjusted from time to time in accordance with this Agreement. The Affiliates of any Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. Notwithstanding the foregoing, Carr, CC, CE, Carr Corp. and their respective Affiliates shall not engage, for so long as the Company Subsidiary owns the Property, in other business ventures or activities involving then existing office buildings containing 75,000 or more square feet of space within the Competitive Market Area without first offering (on then-market terms comparable to those that would be offered to a prospective third-party investor) JPMIM and its Affiliates the right to participate in such business venture or activity. If a business venture or activity is proposed to JPMIM and its Affiliates by Carr, CC, CE, Carr Corp. or any of their respective Affiliates, JPMIM and its Affiliates shall have thirty (30) days from JPMIM’s receipt of such offer to determine whether they wish to participate, and if JPMIM and its Affiliates fail to provide written notice to the offering Person accepting the offer to participate within such thirty (30)-day period, then JPMIM and its Affiliates shall be deemed to have declined to participate. Neither the Company nor the Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. For purposes of this Section 2.7 only, none of The Oliver Carr Company, a District of Columbia corporation, Clark/Carr Investments, LLC, a Maryland limited liability company (“Clark”), or Carr Holdings, LLC, a Maryland limited liability company, shall be considered to be an Affiliate of Carr.
     2.8 REOC Status. The Company shall conduct its affairs in such manner that the Company shall qualify as a “real estate operating company” (“REOC”) within the meaning of Department of Labor regulations set forth at 29 C.F.R. Section 2510.3-101(e) or any successor to such regulation (the “Plan Asset Regulations”) and relevant authority interpreting the Plan Asset Regulations. In furtherance of the foregoing, the Company (i) hereby establishes the 90-day period commencing on February 1st of each year as its annual valuation period, (ii) shall on one day during each annual valuation period, have a percentage of its assets invested in real estate which is managed or developed and with respect to which the Company has the right to substantially participate in the management or development activities to the extent required to maintain the Company’s status as a REOC under the Plan Asset Regulations, and (iii) shall engage, through its own employees or through independent contractors in such real estate management or development activities with respect to its real estate investments to the extent required to maintain its status as a REOC. The Members consent and agree to take no action which prevents the Company from maintaining its status as a REOC.

ARTICLE III
CAPITAL CONTRIBUTIONS AND LOANS BY MEMBERS
     3.1 Initial Capital Contributions. (a) Each of the Members hereby commits to make an initial capital contribution to the Company in the following amounts:
          (i) Direct LLC: $178,244.07;
          (ii) JPM REIT: $15,630,546.19;
          (iii) Cayman: $8,671,209.74; and
          (iv) Carr: $2,720,000.00.
For purposes of this Agreement, the total amount to be contributed by each Member pursuant to this Section 3.1 is referred to as the “Initial Capital Contribution” of such Member.
     (b) The Initial Capital Contributions shall be made by the Members at such times as shall be necessary so as to permit the Company to (i) comply with all of its obligations under the Sale Agreement with respect to the depositing of funds in escrow and closing of the acquisition of the Property and (ii) provide a working capital fund for the Company. Any Member may deliver a notice to the other Members specifying the portion of the Initial Capital Contributions that needs to be contributed to the Company to comply with the foregoing provisions, provided that such notice shall provide the Members at least three (3) Business Days’ notice prior to the date such portion of the Initial Capital Contributions must be contributed.
     (c) Notwithstanding anything to the contrary contained herein (including, without limitation, the provisions hereof relating to the Percentage Interests, the Initial Capital Contribution and the allocation of income and expenses of the Company), all expenses incurred by a Member or its Affiliates during the period prior to the closing under the Sale Agreement (the “Pre-closing Expenses”) shall be borne as agreed to by the Members until the closing under the Sale Agreement and, upon such closing, appropriate adjustments shall be made to the Capital Contributions of the Members such that the Pre-closing Expenses are borne by the Members in accordance with their Percentage Interests. The term “Pre-closing Expenses” shall not include the attorneys’ fees incurred by each of the Acquisition Members and Carr in connection with the negotiation, execution and delivery of this Agreement.
     (d) If a Member fails to contribute its full Initial Capital Contribution in accordance with the terms hereof, the Company shall automatically be terminated and dissolved, as more fully set forth in Article IX, and (i) if the Sale Agreement has been assigned to the Company or the Company Subsidiary, the Sale Agreement shall be re-assigned, at the option of any Non-Defaulting Member, by the Non-Defaulting Member on behalf of the Company or the Company Subsidiary to the Non-Defaulting Member or its designee, and (ii) notwithstanding the terms of Section 9.2, the Initial Capital Contributions previously made by the Defaulting Member shall be used to pay any Pre-closing Expenses and the balance distributed to the Non-Defaulting Member.
     3.2 Additional Capital Contributions. (a) After the Initial Capital Contributions have been funded, the Manager or any Member, by written notice to the other Members pursuant to Section 3.2(c), may call for additional contributions to the capital of the Company for application in accordance with the terms and provisions of the Annual Plan or in order to address an existing Emergency Situation. All additional capital contributions which may be called in accordance with this Section 3.2(a) are hereinafter collectively referred to herein as “Additional Capital Contributions.”
     (b) Any Additional Capital Contributions called pursuant to Section 3.2(a) shall be made by the Members in proportion to their respective Percentage Interests and will be credited to their respective Capital Accounts in accordance with the terms hereof.
     (c) In order to call for any Additional Capital Contributions in accordance with Section 3.2(a), the Member making the call shall deliver to the other Member(s) a written notice calling for the Additional Capital Contributions, indicating the respective amounts of the Members’ required Additional Capital Contributions, the basis for such call and the date (but in no event earlier than the tenth (10th) Business Day after receipt of such notice) by which the Members shall be required to make their Additional Capital Contributions, and each Member shall be required to contribute its full proportionate share of the aggregate Additional Capital Contributions by the date specified.
     (d) If a Member shall fail to contribute its full proportionate share of any Additional Capital Contributions, any Contributing Member shall have the rights set forth in Sections 11.3 and 11.4.
     3.3 Loans by Members. Except as otherwise agreed by the Members, or as otherwise provided in this Agreement, the following provisions shall apply to Loans made by any of the Members to the Company (“Member Loans”):
     (a) If a Member reasonably believes that the Company requires funds for a legitimate business reason in excess of the remaining aggregate unfunded Additional Capital Contributions contemplated in the then current Annual Plan or due to the existence of an Emergency Situation, it may give written notice to the other Members indicating the estimated amount, the purposes for which such funds are to be used and the terms (with an interest rate not to exceed 12%) upon which the requesting Member (or an Affiliate) shall lend all of the required funds to the Company (any such notice is hereinafter referred to as a “Funding Notice”). The requesting Member (or an Affiliate) shall lend the Company the funds specified in the Funding Notice, on the terms specified therein, on or prior to the twentieth (20th) Business Day after the giving of such notice. The other Member may elect, at its option, by written notice (a “Participation Notice”) to the requesting Member delivered within twenty (20) days after the giving of a Funding Notice, to purchase from the requesting Member a participation in the loan to the Company in an amount up to an amount equal to the principal amount of the loan multiplied by the other Member’s Percentage Interest. If the other Member so elects, it shall pay to the requesting Member (or an Affiliate) an amount equal to the portion of the loan in which the other Member elects to participate plus accrued and unpaid interest thereon, such amount to be paid on the date the other Member delivers the Participation Notice. If the other Member fails to give a Participation Notice within twenty (20) days after the giving of a Funding Notice, it shall have no right to participate in the loan described in the Funding Notice, provided that the other Member’s failure to elect to participate in such Member Loan shall not constitute a Default hereunder (although a failure by any other Member to contribute its share of any Member Loan after its delivery of a Participation Notice shall be deemed a Default hereunder). Notwithstanding anything to the contrary in this Section, the Company shall not accept funds until the Acquisition Members shall have determined to their reasonable satisfaction that the terms on which such funds are provided do not cause the Company’s allocations to fail to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder.
     (b) All funds provided by a Member for a loan to the Company pursuant to Section 3.3(a) shall be Loans for all purposes of this Agreement.
     (c) Member Loans shall not be considered contributions to the capital of the Company and shall not increase the Capital Account or Percentage Interest of the lending Member.
     (d) If there is more than one outstanding Member Loan by one or more of the Members for which no provision as to re-payment has been agreed upon, partial payments shall be credited against such outstanding Member Loans on a pro rata basis in proportion to the amount of each such outstanding Member Loan (and accrued but unpaid interest thereon as may be applicable).
     (e) Recourse on such Member Loans shall be limited to the assets of the Company.

     (f) If a Member’s Membership Interest is sold to any other Member pursuant to Articles X or XI hereof, then such Member Loans shall be included in such sale as part of such Member’s Membership Interest.
     (g) Nothing herein shall authorize any Member Loan by a Member to the Company unless otherwise expressly authorized pursuant to the provisions of this Agreement or unless approved by all Members.
     3.4 Carr Call Obligation.
     (a) If the IPO is to occur after the date hereof, then at least ten (10) days before the date of such IPO and in no event later than September 15, 2005, Carr shall deliver a written notice (the “Call Notice”) to the Acquisition Members that Carr desires to exercise its right under this Section 3.4 to acquire (the “Carr Call Obligation”) from the Acquisition Members an additional thirty five percent (35%) Membership Interest in the Company, which Call Notice shall contain the purchase price attributable to such Membership Interest (as calculated below). Within five (5) Business Days after receipt by the Acquisition Members of the Call Notice, the Acquisition Members shall provide Carr with a written response (the “Call Response Notice”) confirming the price at which the Acquisition Members intend to sell the Membership Interests (or setting forth what they believe the purchase price to be, if different from the purchase price contained in the Call Notice). Failure to respond within such five (5) Business Day period shall be deemed acceptance of the purchase price set forth in the Call Notice. The purchase price shall be (i) equal to thirty five percent (35%) of the aggregate Capital Contributions made by the Members to the Company as of the date of the Call Notice and (ii) increased at the closing to reflect (x) thirty-five percent (35%) of any Additional Capital Contributions made by the Members between the date of the Call Notice and the closing date and (y) thirty-five percent (35%) of the Acquisition Members’ pre-transfer share of any cash then held by the Company and (z) thirty-five percent (35%) of the Acquisition Members’ pre-transfer share of any cash reserves or deposits then held by any third parties for the account of the Company, but reduced by thirty-five percent (35%) of any accounts payable or other current liabilities of the Company (which current liabilities shall not include the Wachovia Loan). If the IPO occurs on or prior to September 15, 2005 and Carr fails to deliver the Call Notice to the Acquisition Members on or prior to September 15, 2005, then the Acquisition Members shall have the right to deliver the Call Notice to Carr and to cause Carr to acquire the additional thirty five percent (35%) Membership Interest in the Company from the Acquisition Members on the terms and conditions set forth in this Section 3.4. If Carr and the Acquisition Members fail to deliver the Call Notice within the time periods set forth in this Section 3.4(a), then the Carr Call Obligation and all of Carr’s and the Acquisition Members’ rights under this Section 3.4 shall be deemed null and void and of no further force or effect.

     (b) If the Carr Call Obligation is properly exercised as set forth above, the Membership Interests shall be transferred from any one or more of the Acquisition Members (as determined by each of the Acquisition Members in its sole discretion) to Carr on or before the date that is three (3) Business Days after the IPO, but in no event later than September 30, 2005. Notwithstanding the foregoing, Carr, upon delivery of written notice to the Acquisition Members at least five (5) Business Days prior to the IPO, shall have the right to postpone the closing date of such transfer until the date that is ten (10) Business Days after the IPO, but in no event later than September 30, 2005. At the closing, the purchase price specified above shall be paid by Carr by official bank check or by bank wire transfer of immediately available funds. The terms of the purchase and sale shall be unconditional, except that (i) each of the Acquisition Members whose interests are being sold shall be deemed to represent and warrant to Carr that its interest in the Company being sold is owned by such Member free and clear of all liens and encumbrances and is subject to no legal or equitable claims and (ii) Carr shall be deemed to have assumed all obligations and liabilities relating to the purchased interest arising from transactions or events first occurring after the date of such sale, and upon demand each such Member shall deliver to the other appropriate documentation evidencing the sale, assignment, representation and assumption set forth herein. If any Member shall fail to comply with its obligation to sell its interest in the Company or purchase the interest of the other Members, as applicable, such Member shall be deemed a Defaulting Member hereunder and the other Members shall have, in addition to the rights and remedies set forth herein, all rights and remedies at law or in equity.
     (c) If any transfer or similar taxes shall be payable in connection with a transfer of Membership Interests pursuant to this Section 3.4, then Carr shall promptly pay such transfer or similar taxes to the appropriate taxing authority when due.
     3.5 General. (a) Except as specifically provided in this Agreement, no Member may contribute capital to, or withdraw capital from, the Company. To the extent any monies which any Member is entitled to receive pursuant to Article VIII would constitute a return of capital, each of the Members consents to the withdrawal of such capital.
     (b) Interest earned on Company funds shall inure solely to the benefit of the Company. Unless otherwise specifically provided herein, no interest shall be paid on any Capital Contributions or advances to the capital of the Company, nor upon any undistributed or reinvested income or profits of the Company.
     3.6 No Third Party Rights. The right of the Members to require any Capital Contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, the holder of any indebtedness of the Company, or the holder of any obligations secured by a Mortgage, other lien or encumbrance upon or affecting the Company, any interest of a Member or the Property or any part thereof or any interest therein.
     3.7 Return of Capital. Except as otherwise provided in Articles VIII or IX, no Member shall have the right to demand or to receive the return of all or any part of its contributions to the capital of the Company. In addition, no Member has the right to demand or to receive property other than cash in return for its contributions to the capital of the Company.
ARTICLE IV
MANAGEMENT
     4.1 Designation and Authority of the Manager. (a) The Members have designated and do hereby designate CC as the Manager of the Company, subject to the provisions contained herein, until the date of the IPO. The Members have designated and do hereby designate CE to replace CC as the Manager of the Company, subject to the provisions contained herein, from and after the date of the IPO. Except as otherwise provided in Section 4.5 with respect to Major Decisions, the management of the Company shall be the obligation and responsibility of and rest exclusively with the Manager, who shall have all the rights and powers as are necessary or advisable to the management of the business and affairs of the Company. The Members hereby approve (i) the acquisition of the Property pursuant to the terms of the Sale Agreement, as amended and assigned to the Company Subsidiary (the “Purchase”), and (ii) the mortgage loan from Wachovia Bank, National Association in the approximate amount of $42,000,000 pursuant to the terms of that certain loan application letter agreement, dated March 21, 2005 (the “Wachovia Loan”). The Manager is hereby authorized to execute and deliver on behalf of the Company and the Company Subsidiary all documents necessary to complete the Purchase and the Wachovia Loan.
     (b) Except for (i) actions for which the Acquisition Members in their sole discretion have given prior written consent and (ii) such duties as the Manager may delegate to (A) the Property Manager for performance by the Property Manager pursuant to the Property Management Agreement or (B) the Leasing Agent for performance by the Leasing Agent pursuant to the Leasing Services Agreement (in either case at no additional cost or expense to the Company), the Manager may not delegate any of its duties hereunder. In carrying out its functions, the Manager shall devote or shall cause the Property Manager to devote as much time and resources (including, without limitation, personnel of adequate quality and experience) to the management of the Property as is necessary to manage the Property in accordance with prevailing standards for commercial office rental properties similar to the Property in the geographic region in which the Property is located. The Manager shall diligently attempt to keep (or cause the Property Manager to keep) the Members well apprised of the current state of affairs of the Property on an ongoing basis. In that connection, all Members shall have complete access, upon Advance Notice to the Manager, to all information (including documents, reports, computer printouts and similar information) of the Manager and its Affiliates regarding the Property.
     (c) The Manager shall not be paid a fee by the Company for provision of its services to the Company. The Manager or the Acquisition Members, as appropriate, shall be reimbursed by the Company for the following expenses incurred by such party:
     (i) out-of-pocket third party expenses reasonably incurred by the Manager or the Acquisition Members, as the case may be, in the performance of their respective obligations hereunder, provided such expenses are incurred pursuant to the approved Annual Plan or otherwise approved by the Members; and
     (ii) transportation, food, lodging, entertainment, telephone, car rental, car allowance, travel, postage, federal express (or other overnight courier) or other out-of-pocket expenses incurred by the Manager or the Acquisition Members, as the case may be, in the performance of their respective obligations hereunder, provided such expenses are incurred pursuant to the approved Annual Plan or otherwise approved by the Members.
     The Manager shall not be reimbursed for general administrative and overhead expenses of the Manager or its Affiliates. Upon the closing of the Wachovia Loan, CC shall be entitled to receive from the Company a “debt sourcing” fee in an amount equal to one percent (1.00%) of the original principal amount of such Loan. Except as herein stated in this Section 4.1(c), neither the Manager nor any Member shall receive any compensation for its services to the Company.
     (d) The Manager shall deliver notice of the quarterly management meeting, prepare the minutes for every meeting, deliver copies of all minutes to the Members, and maintain a minute book containing all of the minutes (which minute book shall be available to the Members upon Advance Notice). There shall be not less than one (1) meeting between the Members quarterly regarding the management of the Company. All quarterly management meetings shall be held at a location agreed upon by the Members.
     (e) If the Manager shall default in the performance of any of its obligations hereunder, the Acquisition Members shall have the right, but not the obligation, to perform such obligations after giving ten (10) days’ notice of such failure to the Manager (or immediately in the event the Acquisition Members shall determine an Emergency Situation to exist), at the Company’s expense, provided, however, that any incremental costs reasonably incurred by the Company as a result of the Manager’s failure to perform above the costs that would have been incurred by the Company absent such failure, shall be at the sole cost and expense of the Manager or Carr (if Carr is an Affiliate of the

Manager). Representatives of the Manager shall make themselves available to consult by phone or in person with the Designated Representatives of the Acquisition Members to discuss the affairs of the Company. From time to time a regular schedule of meetings and other discussions shall be agreed upon between the Manager and the Acquisition Members.
     (f) No Member shall permit the registration or listing of interests in the Company on an “established securities market”, as such term is used in Treasury Regulations section 1.7704-1.
     (g) No Member shall permit the Company to elect, and the Company shall not elect, to be treated as an association taxable as a corporation for United States federal, state or local income tax purposes under Treasury Regulations section 301.7701-3(a) or under any corresponding provision of state or local law.
     4.2 Annual Plan Decisions. (a) The Manager shall prepare and submit, or cause the Property Manager to prepare and submit on the Manager’s behalf, to the Members the following items (collectively, the “Annual Plan”) on an annual basis: (i) an operating budget (the “Operating Budget”) setting forth the estimated revenues and expenses of the Company, the Company Subsidiary and the Property for the ensuing Fiscal Year, (ii) a capital budget (the “Capital Budget”), which shall include the proposed capital expenditures relating to the Property and sources of funds in connection therewith, including the projected time for, and amount of, any required Additional Capital Contributions by the Members during the period covered by such budget, (iii) a leasing budget and plan (the “Leasing Plan”), (iv) a development budget and plan (if any) (the “Development Budget”) and (v) an analysis of the market in which the Property is located and competing projects. The Manager agrees to formulate and deliver to the Members, or cause the Property Manager to formulate and deliver to the Members, the Annual Plan for the period from the date of closing under the Sale Agreement through December 31, 2005 (the “Initial Annual Plan”) during the thirty (30)-day period from and after the date of closing under the Sale Agreement. A draft of the Annual Plan for each subsequent Fiscal Year of the Company shall be submitted for review by the Acquisition Members by no later than September 1st of the year prior to the Fiscal Year covered thereby and shall be in substantially the same form as the Initial Annual Plan and otherwise comply with each of the requirements contained in the Property Management Agreement. The final Annual Plan for each subsequent Fiscal Year of the Company shall be submitted for the approval of the Acquisition Members not later than November 1st of the year prior to the Fiscal Year covered thereby and shall be in substantially the same form as the Initial Annual Plan and otherwise comply with each of the requirements contained in the Property Management Agreement.
     (b) The Acquisition Members shall review the proposed Annual Plan (including the initial Annual Plan proposed pursuant to Section 4.2(a)) and either approve or disapprove it within thirty (30) days after receipt thereof. If the Acquisition Members shall disapprove the Annual Plan proposed by the Manager, the Acquisition Members shall, on or prior to December 15 of such year (or within thirty (30) days after submission of the initial Annual Plan), submit to the Manager an Annual Plan satisfactory to the Acquisition Members, and the Acquisition Members shall have the right at any time after delivery of such Annual Plan to recommend that the Manager implement such Annual Plan as a Major Decision pursuant to Section 4.5(a).
     (c) Subject to the Acquisition Members’ right to require the implementation of an amendment to any Annual Plan as a Major Decision pursuant to Section 4.5(a), the terms of each Annual Plan shall be subject to review and modification upon the unanimous approval of the Members at the end of each calendar quarter.
     (d) During each Fiscal Year in the performance of its duties provided for herein, the Manager shall not expend any amounts not provided in the Operating Budget or Capital Budget or Development Budget set forth in the Annual Plan, except in an event of an Emergency Situation (and notice of any expenditures made in connection with an Emergency Situation shall promptly be given to the other members), within the variance set forth in Section 4.5(a), and/or as otherwise approved by the Members. At any time that the Manager becomes aware of the fact that there is not sufficient income to cover current operating expenses, each Member shall be promptly notified.
     4.3 Affiliate Agreements; Employment and Termination. (a) The terms of all Affiliate Agreements shall be subject to the Acquisition Members’ prior written consent in their sole discretion (except when the Affiliate is an Affiliate of the Acquisition Members, in which case the Affiliate Agreement shall be subject to Carr’s prior written consent in its sole discretion). Each Affiliate which is a party to an Affiliate Agreement shall be qualified to perform, and shall be capable of performing, its respective obligations under such Affiliate Agreement.
     (b) For their respective services, each Affiliate that is a party to an Affiliate Agreement shall be compensated and shall be entitled to expense reimbursements as provided in any such Affiliate Agreement entered into in accordance with this Agreement. Other than as stated in this Section 4.3(b) or as otherwise permitted in this Agreement, no Affiliate shall be entitled to any compensation for its services to the Company, the Company Subsidiary or the Property.
     (c) Notwithstanding any other provision to the contrary in this Agreement, at any time that Carr (or any Carr Affiliate) is the party to any Affiliate Agreement, if after a default beyond the expiration of any applicable notice and cure period under such Affiliate Agreement, then the Acquisition Members shall have the right, but not the obligation, unilaterally and without requiring concurrence of any other Member, to act on behalf of the Company Subsidiary and/or the Company with respect to the enforcement of, or seeking or expressing rights or remedies under, such Affiliate Agreement. At any time that Carr is an Affiliate of any party to an Affiliate Agreement, the Acquisition Members shall be entitled, unilaterally and without the concurrence of any other Member, to terminate the services of the Affiliate under the applicable Affiliate Agreement:
     (i) upon the occurrence of any event of default entitling the Company Subsidiary, the Company or any Member to terminate such Affiliate Agreement, if such event shall remain uncured after the delivery by the Acquisition Members, acting on behalf of the Company Subsidiary and/or the Company, to the Affiliate of any required notice of such event and the expiration of any applicable cure period thereunder;
     (ii) if either CC or CE shall be removed as Manager pursuant to Section 4.4 hereof or if Carr shall be in Default under this Agreement; or
     (iii) pursuant to any right of termination set forth in such Affiliate Agreement.
     Each Affiliate Agreement shall contain a provision describing the Acquisition Members’ rights pursuant to this Section 4.3(c).
     (d) In the event that the Acquisition Members have caused the termination of an Affiliate Agreement pursuant to Section 4.3(c), then the Acquisition Members shall be entitled to unilaterally enter into on behalf of the Company Subsidiary and/or the Company a new agreement and to appoint the new other party thereunder, if such appointment shall be deemed appropriate by the Acquisition Members, such appointment to be on such terms and conditions as may be deemed appropriate by the Acquisition Members in their sole but reasonable discretion, and Carr shall have no consent rights with respect to such appointment or the terms of such agreement (so long as the new party being appointed by the Acquisition Members is not an Affiliate of the Acquisition Members).
     4.4 Removal of Manager. (a) Notwithstanding anything contained herein to the contrary, the Acquisition Members shall have the right (without the consent of Carr or any other Member) to remove CC or CE (as the case may be) as Manager (and any future replacement Manager) and to become or designate the new Manager upon the occurrence of any of the following events by delivering written notice to CC or CE, as the case may be, specifying which of such events shall have occurred:
     (i) the occurrence of a default by any of CC, CE or Carr, where such default continues uncured for more than five (5) business days after CC, CE or Carr (as the case may be) receives written notice of default, or if the default cannot be cured within five (5) business days, then there shall be no grounds for removal hereunder so long as CC, CE or Carr (as the case may be) commences to cure the default within such five (5) business day period and thereafter diligently prosecutes the cure to completion within ninety (90) days following commencement of the cure;
     (ii) in the event Carr transfers, assigns, pledges, encumbers or otherwise disposes of its Membership Interest in violation of any provision of Article X;
     (iii) in the event the aggregate Percentage Interest of Carr shall be reduced to less than 5% pursuant to the provisions of Article XI;
     (iv) while CC is the Manager, in the event of a transfer of direct or indirect ownership interests in CC such that CC is no longer owned and controlled by the same Persons who own and control CC on the date hereof;
     (v) while CE is the Manager, in the event of a transfer or transfers of direct or indirect ownership interests in CE such that (x) at least 51% of CE is no longer owned by Carr REIT or (y) the management and operational control of CE is no longer controlled by Carr REIT;
     (vi) from and after the date of the IPO, in the event of a change of Control of Carr REIT (whether by actions taking place on any public securities exchange or by merger, by operation of law, or otherwise);
     (vii) the Company is sold or transferred;
     (viii) upon the termination of any Carr Affiliate Agreement pursuant to Section 4.3(c)(i);
     (ix) at any time, if, in the Acquisition Members’ reasonable discretion, the Acquisition Members determine that the failure of CC or CE to adequately perform its duties as Manager is causing the Company and the Company Subsidiary not to achieve their objectives with respect to the operation and development (if any) of the Property; or
     (x) at any time after the date that is three years after the Company Subsidiary acquires the Property, upon thirty (30) days’ prior written notice to Carr with or without cause.
     (b) If the Acquisition Members elect one of them to become or designate the Manager (after removal pursuant to Section 4.4(a)), all management rights and obligations of the Manager shall be exercised and assumed by such new Manager and the new Manager shall have the right to appoint the Property Manager and the Leasing Agent and Carr shall have no approval rights with respect to any Major Decision, except as expressly set forth in Section 4.5.
     (c) During any period when there is (i) no Manager or (ii) a dispute as to the removal of the Manager, regardless of the issue in dispute, all decisions with respect to the management of the Property, the Company Subsidiary and the Company shall be deemed Major Decisions. During the period when the Company is in dissolution under Article IX hereof, all decisions with respect to the management of the Property, the Company Subsidiary and the Company shall be deemed Major Decisions.
     4.5 Major Decisions. Except to the extent that the Property Management Agreement provides that various actions may be taken by the Property Manager without the consent of the Company Subsidiary or the Company, no act shall be taken, sum expended, decision made or obligation incurred by the Company Subsidiary, the Company or the Manager with respect to a Major Decision, unless and until the Members shall have approved the same pursuant to this Section 4.5. The Manager may, without the consent of the Members, in all events make appropriate expenditures for items approved in the Annual Plan, subject to the requirements of Section 4.5. In the event of any need for consent of the Members to any Major Decision, the Manager shall make such request of the Members in writing together with any information reasonably necessary for the Members to make an informed decision. On receipt of said writing, the Members shall have ten (10) Business Days to either approve or disapprove of the Major Decision (except in the case of the approval of a proposed lease transaction, in which event the Members shall have five (5) Business Days to either approve or disapprove). Failure to respond within the applicable time limit shall be deemed disapproval.
     Notwithstanding anything to the contrary contained herein, in the event that the Acquisition Members desire the Company Subsidiary or the Company to take an action with respect to any Major Decision, the Acquisition Members shall recommend in writing to the Manager and Carr that such action be taken. The Manager and Carr shall have ten (10) Business Days to respond to said written recommendation. If the Manager and Carr shall disagree with such recommendation, the Manager and Carr shall so notify the Acquisition Members in writing within such ten (10) Business Day period, but the Manager shall nevertheless be obligated to implement (or to the extent such action shall not be in the Manager’s reasonable control, it shall use reasonable efforts to implement) such recommendation. If Carr is an Affiliate of the Manager, any failure or refusal of the Manager to carry out the Acquisition Members’ recommendation shall be deemed a Default by both the Manager and Carr under this Agreement. Notwithstanding any provision contained herein to the contrary, at any time under this Agreement that the Acquisition Members exercise their right to perform an obligation of the Manager on behalf of the Manager in accordance with Section 4.1(e) or request that the Manager carry out the Acquisition Members’ recommendation with respect to a Major Decision as set forth above, the Acquisition Members agree to use their good faith business judgment while exercising such right or in making such request. The term “Major Decisions”, as used in this Agreement, shall mean any decision with respect to the Company, the Company Subsidiary or the Property which involves (i) any matters specifically stated in this Agreement to require the unanimous decision of the Members or (ii) any of the following matters:
     (a) the approval and/or modification of each Annual Plan, Operating Budget, Capital Budget, Leasing Plan and Development Budget (or quarterly review and updating of any thereof), including the approval, consent or authorization by the Company of unbudgeted expenditures in excess of $50,000 in the aggregate;
     (b) the form and substance of each lease proposed to be entered into by the Company Subsidiary;
     (c) all plans and specifications, contracts and expenditure of funds in connection with the development of, expansion of, or renovation of, the Property and all projects in connection with tenant improvement work to be performed by the Company Subsidiary, all as contemplated by the Operating Budget and the Capital Budget (in connection with giving or withholding their approval to any development, expansion or modification of the Property, the Acquisition Members shall be entitled to review and approve proposed capital and operating budgets (with appropriate contingencies) and any other aspects of the proposal which would otherwise constitute Major Decisions, including, without limitation, the actual terms and conditions under which any such work shall be performed and the consideration to be paid by the Company Subsidiary and any decision by the Members to modify, delay or forgo such work);
     (d) the institution, settlement or any other decision with respect to any lawsuit, claim, counterclaim or other legal proceeding by or against the Company Subsidiary or the Company with an amount at issue or risk in excess of $50,000 in the aggregate, including, without limitation, confessing a judgment against the Company Subsidiary or the Company, accepting the settlement, compromise or payment of any claim asserted against the Company Subsidiary or the Company or any of its property and assets (including, without limitation, claims covered by the policies of insurance maintained by or on behalf of the Company Subsidiary or the Company), or asserted by the Company Subsidiary or the Company in respect of the foregoing, provided, however, that all claims, settlements and other decisions relating to (i) a condemnation or proposed condemnation of the Land or any portion thereof, (ii) any casualty of the Property or (iii) matters in which the Company Subsidiary or the Company may admit to criminal liability or penalty, shall require the approval of the Acquisition Members;

     (e) the acquisition of any additional real property by the Company Subsidiary or the Company (other than the Property), provided that in no event shall any additional real property be acquired other than real property which is adjacent to the Land and is intended to be used in connection with the Land, or the disposition of all or any portion of the real property of the Company Subsidiary or the Company;
     (f) the commitment by the Company Subsidiary or the Company to accept, enter into or refinance, whether as borrower or lender, any loan, or the material modification or amendment of any loan, or the mortgaging, pledge or encumbrance of all or any part of the Property or any interest of the Company Subsidiary or the Company, as security for indebtedness incurred on behalf of the Company Subsidiary or the Company or otherwise, or the material modification or amendment of any such mortgage, pledge or encumbrance;
     (g) the making of calls for any Additional Capital Contributions or any other additional capital contributions from Members;
     (h) except as provided in Section 4.3 hereof, canceling, modifying, altering, changing or terminating the Property Management Agreement, the Leasing Services Agreement or any other property management agreement, leasing services agreement or a development agreement, or terminating the Property Manager or the Leasing Agent, or entering into a new property management agreement, leasing services agreement or a development agreement;
     (i) changing the nature of the business of the Company Subsidiary or the Company or permitting the Company Subsidiary or the Company to enter into any business other than or in addition to that contemplated by this Agreement;
     (j) filing a petition for relief under the United States Bankruptcy Code, as amended, with respect to the Company Subsidiary or the Company, whether as the sole member of the Company Subsidiary, in the Manager’s capacity as manager of the Company or in its individual capacity, making an assignment for the benefit of creditors, applying for the appointment of a custodian, receiver or trustee for the Company Subsidiary, the Company or any of the Company Subsidiary’s or the Company’s property, consenting to any other bankruptcy or similar proceeding, consenting to the filing of such proceeding or admitting in writing the Company Subsidiary’s or Company’s inability to pay its debts generally as they become due;
     (k) changing the name of the Company Subsidiary or the Company;

     (l) issuing guaranties on behalf of the Company Subsidiary or the Company of obligations of any Person whether or not in connection with the operation, improvement, management and maintenance of the Property, and in no event will the Company Subsidiary or the Company guaranty any of the obligations of any Affiliate of any Member;
     (m) causing the formation of any corporation or other subsidiary entity owned or controlled by the Company Subsidiary or the Company;
     (n) making investments other than as set forth in the Annual Plan, the Operating Budget or the Capital Budget;
     (o) settling any dispute with any taxing authority concerning the computation or allocation of any item of Company Subsidiary or Company income, gain, loss, deduction or credit for federal, state or local purposes;
     (p) in the event of the condemnation of less than all or substantially all of the Property, to elect to restore or not to restore the Property;
     (q) amending, modifying or terminating any lease or other arrangement involving the rental, use or occupancy of the Property or any part thereof, other than in the ordinary course of operating the Property or other than as may be contemplated by or permitted by the then approved leasing plan;
     (r) all decisions with respect to legal or tax matters (but excluding contests of real estate taxes) which matters in the reasonable judgment of the Acquisition Members or Carr could have a material adverse effect upon the Company, the Company Subsidiary, the Property or any Member, including, without limitation, any tax elections of the Company Subsidiary or the Company, change or adoption of any method of accounting, allocation of profit and loss or of depreciating Company Subsidiary or Company property not specifically provided for herein, and any other tax return preparation decisions;
     (s) all decisions with respect to the Property to be granted by the Company Subsidiary or the Company under any Affiliate Agreement and, except as provided in Section 4.3 hereof, the execution, entering into, assigning, extending, amending, modifying or canceling of any Affiliate Agreement;
     (t) the exchange or subdivision of, or grant of an option with respect to, all or any portion of the Property, and the acquisition of any option with respect to the purchase of any real property or the granting or relocation of easements benefiting the Property, boundary line adjustments, road rights-of-way and other similar dispositions of interests in the Land;

     (u) except as required by Section 8.3 or by the other terms hereof, the distribution of any cash or other property of the Company Subsidiary or the Company; setting the level of reserves to be maintained by the Company and the Company;
     (v) the selection, removal or replacement of the Company Accountants; making any accounting decisions for the Company; and approving financial statements prepared by the Company’s auditors;
     (w) except to the extent required by a mortgagee under a Loan, decisions with respect to the insurance and fidelity bond coverages carried by the Company Subsidiary or the Company with respect to the Company Subsidiary, the Company and each such Person’s assets, including, without limitation, the Property;
     (x) the selection of third parties, including, without limitation, architects, engineers, environmental consultants, attorneys or other professionals, to be employed or commissioned by the Company Subsidiary or the Company or on behalf of the Company Subsidiary or the Company, and the termination of any such third party, the Members hereby approving all such architects, engineers, consultants, attorneys and other third parties currently employed by Carr or its Affiliates in connection with the acquisition of the Property and due diligence review thereof;
     (y) the entering into (including approval of the terms and conditions thereof), assignment, cancellation, termination, extension, modification or amendment by the Company of (i) any Service Agreement unless such Service Agreement either (A) has a term of one (1) year or less, or (B) is cancelable on thirty (30) days’ notice without penalty, or (ii) any contract pursuant to which the Company will incur any obligation in excess of $25,000 or which has a term exceeding one year, notwithstanding the fact that the making of such expenditure was approved in the Annual Plan;
     (z) any decision with respect to any environmental matters affecting the Property;
     (aa) any merger or consolidation of the Company Subsidiary or the Company with or into any other entity or Person;
     (bb) making or agreeing to any changes to the zoning of the Property; and approving the terms and provisions of any restrictive covenants or easement agreements affecting the Property or any portion thereof;

     (cc) approving the admission to the Company Subsidiary or the Company of a successor or an additional Member;
     (dd) the making of all decisions required to be made by the Company Subsidiary or the Company with respect to the development of any portion of the Property;
     (ee) any decisions with respect to (i) the liquidation of the Company upon the Company’s dissolution pursuant to Section 9.1 or (ii) the liquidation of the Company Subsidiary upon the Company Subsidiary’s dissolution pursuant to the Company Subsidiary LLC Agreement, other than those of a ministerial nature; and
     (ff) all decisions with respect to the management of the Property, the Company Subsidiary and the Company during any period when (i) the Company Subsidiary or the Company is in dissolution, (ii) there is no Manager or (iii) there is a dispute as to the removal of the Manager.
     Otherwise, and except as provided in this Section 4.5 and in Sections 4.4 and 9.2, the Manager shall have the right, in good faith, to take any and all action which the Manager shall deem necessary or appropriate, in accordance with the provisions hereof, with regard to the operations of the Company Subsidiary and the Company, and the Members shall be bound thereby as if they had joined in such action.
     Notwithstanding the foregoing, as a material inducement to the Acquisition Members entering into this Agreement, the Company and each of the Members hereby acknowledge and agree that under any circumstance where any action, expenditure, decision, commitment, agreement or consent would, under this Agreement, require the approval of the Acquisition Members or all of the Members, the Company shall not, and no Member shall have the authority to, take such action, make such expenditure, decision, commitment or agreement or grant such consent unless and until JPM Domestic has approved in writing such action, expenditure, decision, commitment or agreement.
     4.6 Approvals and Consents/Access to Books and Records. (a) Except as otherwise specifically provided in this Agreement, where the approval or consent of any Member is required pursuant to any provision of this Agreement or otherwise in connection with the business of the Company, including the approval or consent with respect to any Major Decision:
     (i) such approval or consent shall be in writing; and
     (ii) such approval or consent shall be granted or withheld in the reasonable discretion of such Member, provided that with respect to any Major

Decision, such approval or consent may be granted or withheld in the sole discretion of the Acquisition Members.
     (b) Each Member shall have the right to request any books, records, audits or similar information which the Company Subsidiary or the Company is entitled to request under any Service Agreement or any other agreement to which the Company Subsidiary or the Company is a party.
     4.7 Copies of Notices Affecting the Property. In the event any Member or an Affiliate of any Member receives any service of process or any notice of (or similar document relating to) any action, omission, violation or circumstance which could have a material effect on the operation or value of the Company, the Company Subsidiary or the Property, then the Person receiving such notice or other document shall deliver a copy of same to the other Member(s) as soon as practicable in the manner set forth in Article XII; provided, however, that if the Person receiving such notice or other document is not a party to this Agreement, then the party to this Agreement whose Affiliate received such notice shall cause such Affiliate to deliver a copy of same to all Members as soon as practicable in the manner set forth in Article XII.
     4.8 Bank Accounts. As deemed necessary by the unanimous consent of the Members, on behalf and at the expense of the Company, the Manager shall maintain or cause the Property Manager to maintain interest-bearing accounts in the name of the Company and operating accounts in the name of the Property Manager in banks or trust companies in the continental U.S., for the deposit and disbursement of all funds relating to the Company Subsidiary or the Company. All such Company Subsidiary or Company funds shall be promptly deposited in such accounts, to be held and disbursed only as provided herein. Such account shall provide for a “sweep” feature, automatically transferring excess funds to a money-market type account, with any material excess funds being invested temporarily in interest-bearing investments acceptable to the Acquisition Members. Except for the operating accounts in the name of the Property Manager, the funds of the Company Subsidiary and the Company shall not be commingled with the funds of any other party. The Members from time to time shall authorize signatories for such accounts.
     4.9 REIT Status. The Company and the Company Subsidiary shall not take any action or make any omission that would adversely affect the ability of JPM REIT or Carr REIT to qualify or continue to qualify as a real estate investment trust (“REIT”) under Sections 856-857 of the Code, or subject JPM REIT or Carr REIT to any additional taxes under Section 857 of the Code or Section 4981 of the Code (collectively, the “REIT Provisions”). The Members, upon receipt of written notice of any act or omission that adversely affects the ability of JPM REIT or Carr REIT to qualify as a REIT or subjects JPM REIT or Carr REIT to any additional taxes under the REIT Provisions (except for those additional taxes that result solely from a failure of JPM REIT or Carr REIT to make distributions as required by the REIT Provisions or any taxes in addition to those that would be imposed had JPM REIT or Carr REIT been a Member of the Company), will use their reasonable best efforts to take such action, or cause the Company and the Company Subsidiary to take such action, to avoid such adverse consequences. Notwithstanding any provision of Section 4.5 hereof to the contrary, the Acquisition Members shall have the right to take any action (and to cause the Company and the Company Subsidiary to take any action) or to refrain from taking any action (and to cause the Company and the Company Subsidiary to refrain from taking any action) to ensure the continued qualification of JPM REIT as a REIT or to avoid the imposition of additional taxes under the REIT Provisions (except for those additional taxes that result solely from a failure of JPM REIT to make distributions as required by the REIT Provisions).
     4.10 Pension-held REIT. Notwithstanding anything to the contrary contained in this Agreement, upon receipt of written notice from the Acquisition Members that JPM REIT is or is likely to be a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code, the Members (at the expense of the Acquisition Members) will take such action or cause the Company and the Company Subsidiary to take such action to amend this Agreement and/or the Company Subsidiary LLC Agreement and to amend or reform any existing leases, contracts, loan agreements or other arrangements entered into by the Company or the Company Subsidiary, in order to avoid any direct or indirect holder of interests in JPM REIT from realizing UBTI as a result of the Acquisition Members’ Membership Interests in the Company.
ARTICLE V
PARTITION
     Each of the Members irrevocably waives, during the term of the Company Subsidiary and the Company and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition in kind with respect to any of the assets of the Company Subsidiary or the Company.
ARTICLE VI
COVENANTS, WARRANTIES AND REPRESENTATIONS OF MEMBERS
     6.1 Representations and Warranties of Carr. In addition to the covenants, warranties and representations made elsewhere in this Agreement, Carr does hereby covenant, warrant and represent that, as of the date of this Agreement:
     (a) Carr has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (b) All acts and other proceedings required to be taken by Carr to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.
     (c) This Agreement has been duly executed and delivered by Carr and constitutes the valid and binding obligation of Carr, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.
     (d) Carr has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto, and all Persons having consent rights, such that the failure to consent would have a material, adverse effect on the Company Subsidiary, the Company or any of their respective assets.
     (e) The sole material asset of Carr is its Membership Interest. Notwithstanding the provisions of the introductory paragraph of this Section 6.1, the provisions of this Section 6.1(e) shall be a continuous covenant of Carr so long as it shall continue to be a Member hereunder.
     (f) No Person that is treated as a partner in Carr for federal income tax purposes, and no Person that owns an interest in any such partner, directly or indirectly through one or more entities that are (i) treated as partnerships for federal income tax purposes, (ii) disregarded for federal income tax purposes or (iii) trusts that are treated as owned by a grantor or any other Person pursuant Sections 671 through 679 of the Code and the Treasury Regulations thereunder, is a “qualified organization” within the meaning of section 514(c)(9)(C) of the Code.
     (g) Carr is not an “employee benefit plan”, as defined in Section 3(3) of the ERISA, or a “plan”, as defined in Section 4975(e) of the Code and the assets of Carr are not deemed to be “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. In addition, Carr is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and no transaction by or with Carr is subject to or in violation of any state statutes applicable to regulation of investments of and fiduciary obligations with respect to governmental plans.
     (h) The only members of Carr are directly or indirectly owned or controlled by Carr Corp., Oliver T. Carr, Jr., an individual (“OTC, Jr.”), and Clark.

     6.2 Representations and Warranties of the Acquisition Members. In addition to the covenants, warranties and representations made elsewhere in this Agreement, each of the Acquisition Members does hereby covenant, warrant and represent that, as of the date of this Agreement:
     (a) It has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
     (b) All acts and other proceedings required to be taken by such Acquisition Member to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.
     (c) This Agreement has been duly executed and delivered by such Acquisition Member and constitutes the valid and binding obligation of such Acquisition Member, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.
     (d) It has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto, and all Persons having consent rights, such that the failure to consent would have a material, adverse effect on the Company Subsidiary, the Company or any of their respective assets.
     (e) The sole material asset of such Acquisition Member (other than JPM REIT) is its Membership Interest. Notwithstanding the provisions of the introductory paragraph of this Section 6.2 the provisions of this Section 6.2(e) shall be a continuous covenant of such Acquisition Member (other than JPM REIT) so long as it shall continue to be a Member hereunder.
     (f) The owners of such Acquisition Member are directly or indirectly owned by entities managed, controlled or advised by JPMIM and/or JPMorgan Chase Bank, N.A., or Affiliates thereof.
     6.3 Representations and Warranties of CC. In addition to the covenants, warranties and representations made elsewhere in this Agreement, CC does hereby covenant, warrant and represent that, as of the date of this Agreement:
     (a) CC has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (b) All acts and other proceedings required to be taken by CC to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.
     (c) This Agreement has been duly executed and delivered by CC and constitutes the valid and binding obligation of CC, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.
     (d) CC has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto, and all Persons having consent rights, such that the failure to consent would have a material, adverse effect on the Company Subsidiary, the Company or any of their respective assets.
     (e) The only member of CC is Carr Corp.
     6.4 Representations and Warranties of CE. In addition to the covenants, warranties and representations made elsewhere in this Agreement, at the time that CE replaces CC as the Manager, it shall be a condition to such replacement that CE shall covenant, warrant and represent that, as of the date of such replacement:
     (a) CE has all the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
     (b) All acts and other proceedings required to be taken by CE to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.
     (c) This Agreement has been duly executed and delivered by CE and constitutes the valid and binding obligation of CE, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and general equitable principles.
     (d) CE has obtained all approvals and consents required to be obtained by it in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby from all governmental authorities having any approval rights with respect thereto, and all Persons having consent rights, such that the failure to consent would have a material, adverse effect on the Company Subsidiary, the Company or any of their respective assets.
     (e) Carr REIT owns not less than 51% of CE and has control over the management and operation of CE.

ARTICLE VII
BOOKS AND RECORDS; STATEMENTS;
AUDITS BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     7.1 Books and Records; Statements; Audits by Independent Certified Public Accountants. (a) Books and Records. The Manager shall keep and deliver, or cause the Property Manager to keep and deliver all books of account and records (which books shall be accurate and complete to the best knowledge of the Manager after due inquiry and investigation by the Manager) showing the assets and liabilities, operations, transactions and financial condition of the Company, the Company Subsidiary and the Property on an accrual basis in accordance with accounting principles generally accepted in the United States of America. Any Member shall have access to such books and records upon Advance Notice and each shall have the right to copy said records at its own expense.
     (b) Where Maintained. The books, accounts and records of the Company Subsidiary and the Company shall be at all times maintained at the Manager’s office or as otherwise designated in the Property Management Agreement.
     (c) Audits/Access to Information by Members. Upon Advance Notice to the Manager, any Member may, at its option and at its own expense, conduct audits of the books, records and accounts of the Company Subsidiary or the Company. The Manager shall provide, or shall cause the Property Manager to provide, the auditing Member’s appraisers, accountants and advisors with access to all information related to the value of the Property and to the management personnel involved directly or indirectly in the affairs of the Company Subsidiary or the Company, and shall cause such personnel to cooperate fully with such Member or its designees, and to furnish information requested by it or its designees, as to the status of the affairs of the Company Subsidiary or the Company.
     (d) Reports. The Manager shall prepare and distribute, or cause the Property Manager to prepare and distribute, such reports and information to the other Members as shall be reasonably requested by such Members in order to enable them to effectively manage their respective Membership Interests and be fully informed about the affairs of the Property, the Company Subsidiary and the Company. The reports and other information distributed to the Members pursuant to the preceding sentence shall include, without limitation, an appraisal of the Property satisfying the appraisal guidelines provided to the Manager by the Acquisition Members from time to time, which appraisal shall be conducted annually (or more frequently if requested by the Acquisition Members) at the Acquisition Members’ sole cost and expense and for the sole and exclusive benefit of and use by the Acquisition Members. The cost of preparing additional reports or obtaining information included in the existing reports that would not have been incurred by the Company Subsidiary or the Company but for Carr REIT’s indirect ownership interest in the Company Subsidiary and the Company, shall be borne solely by Carr and shall be for the sole and exclusive benefit of Carr. The Manager shall furnish or cause the Property Manager to furnish monthly reports prepared on an accrual basis for Carr and on a modified accrual basis for the Acquisition Members showing monthly and year-to-date activity (without notice or demand) not later than the tenth (10th) day following the end of each Monthly Reporting Period (see Exhibit C for reporting requirements). All reporting and budgeting shall be on a Fiscal Year basis. The Manager shall use or cause the Property Manager to use Management Reports, Inc. (“MRI”) property management software. The Acquisition Members may require the Manager or the Property Manager, as the case may be, to use another property management software, with the version and release number to be provided by the Acquisition Members, if JPMIM. requires such other property management software on a consistent basis for other properties for which JPMIM. serves as asset manager. The modules required for implementation shall include, without limitation, general ledger, commercial management, accounts payable and distributed processing. The Acquisition Members, in their sole discretion, may require modified version and release of the property management software. The database structure, system type and property number will be provided by the Acquisition Members and will not be modified without the consent of the Acquisition Members. The Acquisition Members will provide the Manager with a standard chart of accounts, tenant charge (billing) codes and report formats that are to be used unless otherwise agreed to in advance by the Acquisition Members. The Manager will submit or cause the Property Manager to submit to the Acquisition Members on the twenty-fifth (25th) day of each month, and to Carr on the tenth (10th) day of the next following month, a monthly electronic download of selected financial and operational data, including general ledger information, using either the distributive processing function of MRI or data extract routines identified and/or provided by the Acquisition Members. The Acquisition Members and Carr reserve the right to periodically modify the foregoing software and reporting requirements. The Manager shall pay all costs and expenses of any outside consultants employed and the purchase of any computer software to assist in the conversion of its financial data from its property management software to MRI property management software. The Acquisition Members will use good faith efforts not to make any changes to Property-level financial information contained on the MRI property accounting system without the knowledge of the Property Manager. The Members shall, as a Company expense, at least once every calendar year have the Company’s books and records audited by the Company Accountants. The Members shall use good faith efforts to cause the Company Accountants to submit a copy of the annual audited financial statements to all Members within thirty (30) days after the end of each Fiscal Year. No later than seventy-five (75) days after the end of each Fiscal Year of the Company, the Company shall, as a Company expense, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member’s pro rata share of income, gain, loss, deductions and credits for such Fiscal Year. The Acquisition

Members shall supervise the Company Accountants in the preparation of the Company’s tax returns. Within seventy-five (75) days following the end of the Fiscal Year of the Company, the Company shall, as a Company expense, furnish each Member with copies of the Company Subsidiary’s and the Company’s federal partnership Return of Income and other income tax returns, together with each Member’s Schedule K-1 or analogous schedule for review by the Acquisition Members. Carr shall have twenty (20) days thereafter to review the returns. Provided there are no changes, the returns shall be signed by the Tax Matters Partner on behalf of the Company and co-signed by the Company Accountants as preparer. The Acquisition Members will be responsible for filing the return with the appropriate taxing authorities.
     (e) The Company Accountants. The Company shall retain the Company Accountants to be initial the auditor and tax return preparer for the Company Subsidiary and the Company. The fees and expenses of the Company Accountants shall be a Company expense.
     (f) Tax Matters Partner. Unless otherwise agreed by the Members, JPM REIT, so long as it is a Member, shall have full power and authority to act for the Company and the Members as “Tax Matters Partner”, as defined in Section 6231(a)(7) of the Code, with all the rights and responsibilities of that position described in sections 6222-32 of the Code and to act in any similar capacity under applicable state or local law. The Tax Matters Partner shall take such action as may be reasonably necessary to constitute Carr a “notice partner” within the meaning of Section 6231(a)(8) of the Code and any similar capacity under applicable state or local law. The Tax Matters Partner shall keep the other Members informed of the progress of any tax audits or examinations. If requested by Carr, JPM REIT will request that the Company Accountants allow Carr’s accountants to review the Company Accountants’ audit work papers. In no event shall JPM REIT or any Affiliate of JPM REIT have any liability to Carr or any Affiliate of Carr on account of a refusal of any such request by the Company Accountants. The Tax Matters Partner shall not extend the statute of limitations with respect to Company matters without the consent of the other Members. The Company shall reimburse the Tax Matters Partner for all unrelated third party costs and expenses, and any other costs and expenses, incurred by it in the exercise of the rights and/or the performance of the responsibilities referred to in this Section 7.1(f). The Company shall indemnify and hold harmless the Tax Matters Partner from all unrelated third party claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by it in the exercise of the rights and/or the performance of the responsibilities referred to in this Section 7.1(f).

ARTICLE VIII
CAPITAL ACCOUNTS; DISTRIBUTIONS
     8.1 Capital Accounts. There shall be established on the books and records of the Company a capital account (a “Capital Account”) for each Member.
     8.2 Adjustments. As of the last day of each Period, the balance in each Member’s Capital Account shall be adjusted by (a) increasing such balance by such Member’s (i) allocable share of Net Profit (allocated in accordance with Section 8.5) and (ii) Capital Contributions made by such Members and (b) decreasing such balance by (x) the amount of cash or the fair market value of any property distributed to such Member and (y) such Member’s allocable share of Net Loss (allocated in accordance with Section 8.5). Each Member’s Capital Account shall be further adjusted with respect to any special allocations pursuant to this Article VIII. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.
     8.3 Distributions. Subject to the provisions of Section 9.2, undistributed Cash Flow if any, after the payment of any amount payable on any Member Loans made pursuant to Article III shall be distributed to the Members monthly in proportion to their respective Percentage Interests.
     8.4 Negative Capital Accounts. The Members shall not be required to make up a negative balance in their respective Capital Accounts.
     8.5 Allocations of Net Profit and Net Loss.
     (a) Net Profit for each Period shall first be allocated to the Members to reverse any prior allocations of Net Loss made pursuant to Section 8.5(c) hereof, and then to the Members in accordance with their Percentage Interests.
     (b) Net Loss for each Period shall be allocated to the Members in accordance with their Percentage Interests.
     (c) The Net Losses allocated pursuant to Section 8.5(b) hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Period. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 8.5(b), the limitation set forth in this Section 8.5(c) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Net Losses to each Member under Treasury Regulations section 1.704-1(b)(2)(ii)(d).

     8.6 Qualified Income Offsets, Curative Allocations. (a) If (i) any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and (ii) such adjustment, allocation or distribution causes or increases an Adjusted Capital Account Deficit with respect to such Member as of the end of the Period to which such adjustment, allocation or distribution relates, then items of gross income for such Period and each subsequent Period shall be allocated to each such Member in proportion to its Adjusted Capital Account Deficit in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 8.6 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.6 were not in the Agreement.
     (b) Any special allocations of items of income or gain pursuant to this Article VIII shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such allocations had not occurred.
     8.7 Nonrecourse Debt. (a) Except as otherwise provided in Treasury Regulations section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Period, each Member shall be specially allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations section 1.704-2(g). This Section 8.7(a) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith.
     (b) Except as otherwise provided in Treasury Regulations section 1.704-2(i), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Period, each Member with a share of Minimum Gain Attributable to Partner Nonrecourse Debt shall be specially allocated items of Company income and gain for such Period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(4). This Section 8.7(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations section 1.704-2(i)(4) and shall be interpreted consistently therewith.

     (c) Nonrecourse Deductions for any Period shall be allocated to the Members in proportion to their respective Percentage Interests in accordance with Treasury Regulations section 1.704-2(b)(1).
     (d) Partner Nonrecourse Deductions for any Period shall be allocated 100% to the Member that bears the economic risk of loss (as defined in Treasury Regulations section 1.704-2(b)) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i). If more than one Member bears the economic risk of loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.
     8.8 Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts.
     8.9 Withholding. The Manager is authorized but not required to withhold from distributions to the Members and to pay over to federal, state or local government authorities any amounts required to be so withheld pursuant to the Code or any other applicable federal, state or local law, and shall allocate any amounts so withheld to the Members. Any amounts so allocated to a Member shall be treated as an amount distributed to such Member pursuant to this Article VIII for all purposes of this Agreement. If the Company makes a distribution in kind to a Member and such distribution is subject to withholding in the manner described above, the Manager shall notify such Member as to the extent of the amount of such withholding and such Member shall promptly pay the Company such amount.
     8.10 Final Distribution. The final distributions following dissolution shall be made in accordance with the provisions of Section 9.2.
ARTICLE IX
DISSOLUTION
     9.1 Dissolving Events. The Company shall be dissolved in the manner hereinafter provided upon the happening of any of the following events:
     (a) fifty (50) years from the date hereof;
     (b) the written agreement of all of the Members to terminate the Company;

     (c) the disposition by the Company Subsidiary of the entire Property and the collection of all amounts derived from any such disposition, including all amounts payable to the Company Subsidiary or the Company under any promissory notes or other evidences of indebtedness derived by the Company Subsidiary or the Company from any such disposition;
     (d) any other event which under applicable law would cause the dissolution of the Company, provided, however, that, unless required by law or objected to by the Acquisition Members, the Company shall not be liquidated as a result of any such event and the Company shall be reconstituted;
     (e) the dissolution or bankruptcy of a Member, unless a majority in interest, in profits and capital, of the remaining Members elect within ninety (90) days after the occurrence of any such event to continue the business of the Company and the Company Subsidiary; or
     (f) in the event a Member shall fail to contribute its full proportionate share of any Initial Capital Contribution in accordance with the terms hereof.
     9.2 Methods of Liquidation. If the Company is dissolved and not reconstituted, an accounting of the Company assets, liabilities, and operations through the last day of the month in which the dissolution occurs shall be made by the Company Accountants, and the affairs of the Company shall be wound up and terminated. The Manager shall serve as the liquidating trustee of the Company unless Carr is an Affiliate of the Manager and (i) Carr has caused the dissolution pursuant to a Bankruptcy Event of Carr or (ii) Carr is the sole Defaulting Member, in which case the Acquisition Members shall designate a liquidating trustee. The liquidating trustee shall be responsible for winding up and terminating the affairs of the Company and shall determine all matters in connection therewith (including, without limitation, the arrangements to be made with creditors, to what extent and under what terms the assets of the Company are to be sold, and the amount or necessity of cash reserves to cover contingent liabilities) as it deems advisable and proper; provided, however, that all decisions of the liquidating trustee shall be made in accordance with the fiduciary duty owed by the liquidating trustee to the Company and each of the Members. The liquidating trustee thereafter shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof, allocate any resulting Net Profit or Net Loss in accordance with Section 9.6 and apply the proceeds therefrom in accordance with the following:
     (a) First, to the payment of the debts and liabilities of the Company, other than to the Members, and to the expenses of liquidation in the order of priority as provided by law; then

     (b) Second, to the establishment of, or addition to, any reserves deemed necessary by the liquidating trustee, for any contingent or unforeseen liabilities or obligations of the Company; provided, however, that any such reserves established hereunder shall be paid over to a bank or other escrow agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the liquidating trustee deems advisable, of distributing the balance of such reserves in the manner provided hereinafter in this Section 9.2; then
     (c) Third, to the repayment of any liabilities or debts of the Company to any of the Members, pro rata to the respective outstanding balances of such liabilities or debts; and then
     (d) Fourth, to the Members in accordance with Section 8.3.
     The foregoing notwithstanding, any decisions with respect to the liquidation of the Company other than those of a ministerial nature shall be deemed to be Major Decisions.
     9.3 Reasonable Time for Liquidating. A reasonable time shall be allowed for the orderly liquidation of the Company’s assets pursuant to Section 9.2 above in order to minimize the losses normally attendant upon such a liquidation.
     9.4 Date of Liquidation. The Company shall be liquidated and terminated when all of its assets have been converted into cash, all promissory notes or other evidences of indebtedness derived by the Company from such conversion of its assets have been collected or otherwise converted into cash, and all such cash has been applied and distributed in accordance with the provisions of Section 9.2 above. The establishment of any reserves shall not have the effect of extending the term of the Company, but such reserves shall be distributed in accordance with Section 9.2 and in the manner and within the time period as the liquidating trustee deems advisable and appropriate.
     9.5 Withdrawals. The Members do hereby covenant and agree that they shall not withdraw or retire from the Company except as a result of a permitted Transfer of their entire respective Membership Interests and that they shall carry out their duties and responsibilities hereunder until the Company is terminated, liquidated, and dissolved under this Article IX.
     9.6 Allocations on Dissolution. Net Profit and Net Loss following the occurrence of an event described in Section 9.1 shall be allocated in a manner so that the balance in each Member’s Capital Account equals the amount such Member would receive if proceeds were distributed pursuant to Section 8.3.

ARTICLE X
SALE, ASSIGNMENT, TRANSFER
     10.1 Transfers of Interests in Company. (a) Except as otherwise permitted in this Article X or Article XI, no Member may sell, transfer, assign, convey or otherwise dispose of or subject to a security interest or otherwise charge or encumber, either, directly or indirectly, voluntarily or by operation of law (collectively, “Transfer”) all or any part of its Membership Interest. Any such act in violation of this Section 10.1(a) shall be null and void ab initio. The approval of any such transaction in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. In no event shall less than all of a Membership Interest be Transferred by any Member, and no transferee of any Membership Interest may, at any time that it holds such Membership Interest, own any assets other than such Membership Interest. All Transfers hereinafter permitted are subject to Sections 10.5, 10.6 and 10.7.
     (b) Notwithstanding the foregoing, the investment funds or entities that own the Acquisition Members may, subject to satisfaction of Sections 10.5 and 10.7, transfer any or all of their membership interests in the Acquisition Members to an Affiliate, provided that the Affiliate is managed or advised by the Persons who manage or advise the investment funds or entities that own the Acquisition Members. In addition, each Acquisition Member may transfer any or all of its Membership Interests to one or more other Acquisition Members or to an Affiliate of the Acquisition Member. Carr shall be provided with written notice of any such transfers within ten (10) Business Days after the date such transfer takes place. Any change in the ownership of the investors holding an interest in the investment funds or entities that own any of the Acquisition Members, directly or indirectly, shall not be deemed a Transfer.
     (c) CC may transfer any or all of its membership interest in Carr (i) to CE upon written notice to the Acquisition Members and subject to satisfaction of Sections 10.5 and 10.7 or (ii) upon five (5) days’ prior written notice to the Acquisition Members, to an Affiliate of CC subject to satisfaction of Sections 10.5 and 10.7, provided that the Affiliate to which such membership interest is transferred (the “CC Affiliate”) is owned and controlled, directly or indirectly, by the same Persons who own and control CC on the date hereof. CE may, upon five (5) days’ prior written notice to the Acquisition Members, transfer any or all of any future membership interest it obtains in Carr to an Affiliate of CE subject to satisfaction of Sections 10.5 and 10.7, provided that the Affiliate to which such membership interest is transferred (the “CE Affiliate”) is owned and controlled, directly or indirectly, by Carr REIT. Any change in the ownership of Carr, directly or indirectly, shall not be deemed a Transfer (while CC is a member of Carr), so long as (i) CC owns not less than 5.81% of, and OTC, Jr. owns not less than 9.19% of, the direct or indirect interests in Carr, (ii) Oliver T. Carr, Jr. and/or Oliver T. Carr, III and their respective family members retain management and operational control over CC and (iii) CC or its Affiliate remains administrative member of Carr and no Person who is not an Affiliate of CC controls the management and operation of Carr. Any change in the ownership of Carr, directly or indirectly, shall not be deemed a Transfer (while CE is a member of Carr), so long as (x) CE owns not less than a 15% direct or indirect interest in Carr and (y) Carr REIT owns not less than a 51% direct or indirect interest in CE and retains management and operational control over CE and (z) CE or its Affiliate remains administrative member of Carr and no Person who is not an Affiliate of CE controls the management and operation of Carr. The transfer, directly or indirectly, of any interest in Clark, a member of Carr prior to the date of the IPO, shall not be deemed a Transfer.
     10.2 Buy/Sell. (a) Subject to Section 10.3 hereof, either all of the Acquisition Members, collectively, or Carr, as the Offeror, may, at any time after the date that one (1) year after the date of the closing of the Purchase, deliver a written notice (a “Buy-Sell Notice”) to the other Member(s) (the “Offeree”) that the Offeror desires to exercise its rights under this Section 10.2. The Buy-Sell Notice shall specify a price at which the Offeror is willing to sell the Property (the “Offer Price”), and shall contain an offer to (1) buy the Offeree’s Membership Interest for an amount equal to the cash amount that the Offeree would have received had the Property been sold to a third party for the Offer Price in an all cash transaction and the proceeds of sale distributed in accordance with Section 8.3 above (the “Buy Option”) and (2) sell to the Offeree the Offeror’s Membership Interest for an amount equal to the cash amount that the Offeror would have received had the Property been sold to a third party for the Offer Price in an all cash transaction and the proceeds of sale distributed in accordance with Section 8.3 above (the “Sell Option”). Notwithstanding anything in this Section 10.2 to the contrary, the Acquisition Members may deliver a Buy-Sell Notice to Carr at any time after the date hereof following the removal of CC or CE, as applicable, as the Manager pursuant to Section 4.4(a)(vi) hereof.
     (b) If a Buy-Sell Notice is given to an Offeree, the Offeree shall have a period of up to thirty (30) days after the giving of such notice in which to accept, by written notice to the Offeror, the Buy Option or the Sell Option. If written notice of such election is not given to the Offeror within such thirty (30) days following the Buy-Sell Notice, it shall be conclusively deemed that the Offeree has elected to accept the Offeror’s offer to buy the Offeree’s Membership Interest pursuant to the Buy Option. If the Sell Option is accepted, the Offeree shall contemporaneously deliver a certified or bank check drawn on a bank that is a member of the New York Clearinghouse Association payable to the order of Citibank, N.A. or another bank agreed to by the parties, as escrow agent (the “Buy-Sell Escrow Agent”), in an amount equal to the Buy-Sell Deposit. If the Buy Option is accepted (or deemed accepted), the Offeror shall within five (5) Business Days deliver the Buy-Sell Deposit to the Buy-Sell Escrow Agent. If the Member obligated to deliver the Buy-Sell Deposit fails to do so, the other Member may either (i) elect within five (5) Business Days to become the buyer under the Buy Option (in which case it shall promptly deliver the Buy-Sell Deposit as contemplated herein) or (ii) sue the defaulting party for breach of contract (in which case it shall be entitled to an amount equal to the Buy-Sell Deposit as liquidated damages, not as a penalty).
     (c) If either a Buy Option or a Sell Option is properly exercised as set forth above, the Offeror and the Offeree shall each buy and sell, as the case may be, the entire interest in the Company of the Offeror or the Offeree, as the case may be, such interest to be transferred to the other or the other’s designee on the thirtieth (30th) day after the delivery of the exercise notice, or deemed election, if applicable (or the next Business Day thereafter if such day is not a Business Day). At the closing, the purchase price specified above shall be paid by the purchasing Member by official bank check or by bank wire transfer of immediately available funds. For the avoidance of doubt, at the closing, the Members agree to prorate among themselves (x) any cash then held by the Company, (y) any cash reserves or deposits then held by any third parties for the account of the Company and (z) any accounts payable or other current liabilities of the Company. The terms of the purchase and sale shall be unconditional, except that (i) each of the Members whose interests are being sold shall be deemed to represent and warrant to the purchasing Members that its entire interest in the Company is owned by the selling Member free and clear of all liens and encumbrances and is subject to no legal or equitable claims and (ii) the purchasing Members shall be deemed to have assumed all obligations and liabilities relating to the purchased interest arising from transactions or events first occurring after the date of such sale, and upon demand each such Member shall deliver to the other appropriate documentation evidencing the sale, assignment, representation and assumption set forth herein. If any Member shall fail to comply with its obligation to sell its interest in the Company or purchase the interest of the other Members, as applicable, such Member shall be deemed a Defaulting Member hereunder and the other Members shall have, in addition to the rights and remedies set forth herein, all rights and remedies at law or in equity.
     (d) If any transfer or similar taxes shall be payable in connection with a Transfer of Membership Interests by and among Carr and the Acquisition Members pursuant to this Section 10.2, the buying Member shall pay such transfer or similar taxes.
     (e) In the event the Offeror or the Offeree, as the case may be, shall purchase Membership Interests pursuant to the terms of this Section 10.2, such purchasing Member may elect to cause the subject Membership Interests to be transferred to its nominee if the acquisition by such nominee would not result in the transfer being deemed a non-exempt prohibited transaction under ERISA.
     (f) For purposes of this Section 10.2, the use of the term “Member” shall mean, with respect to the Acquisition Members, all of the Acquisition Members collectively.

     10.3 Forced Sale/Right of First Offer. (a) (x) At any time after the date hereof, the Acquisition Members, collectively, or (y) at any time after the transfer of an additional thirty-five percent (35%) Membership Interest to Carr pursuant to Section 3.4, Carr, as the Notifying Party, may notify the other Member(s) of its intent to cause the sale of the Property or any portion thereof (so long as the portion of the Property not intended to be sold shall comply with all zoning, set-back and other legal requirements applicable to such remaining portion) by the Company, through the Company Subsidiary, to an unaffiliated third party by delivering to the other Member(s) (the “Notified Party”) a written notification (the “Offer Notice”) setting forth the price (payable in cash) at which the Notifying Party is willing to sell the Property. Upon the delivery of an Offer Notice with respect to the entire Property, the Notifying Party and the Notified Party shall be required to comply with the terms of Section 10.3(b) below, and the Notified Party shall not have any further right to deliver a Buy-Sell Notice under Section 10.2. In addition, if either Member has previously delivered a Buy-Sell Notice, either Member shall not be required to accept the Buy Option or the Sell Option if it instead elects to exercise its rights under this Section 10.3 with respect to a sale of the entire Property. The Notified Party shall be deemed to have appointed the Notifying Party and each of the principal officers and members of the Notifying Party, individually, to act for and on behalf of the Company, as the sole member of the Company Subsidiary, without any further consent of the Notified Party, for purposes of executing, in the name of the Company, as the sole member of the Company Subsidiary, any documents or instruments which the Notifying Party deems necessary, in its commercially reasonable discretion, to implement the sale of the assets of the Company pursuant to this Section 10.3.
     (b) Upon the giving of such notice by the Notifying Party, the Notified Party or its nominee may elect to purchase the Property from the Company at the price and the other terms set forth in the Offer Notice, exercisable by written notice to the Notifying Party within thirty (30) days following the Offer Notice.
     If the Notified Party or its nominee so elects to purchase the Property (which it may only do so provided that the acquisition by such nominee would not result in the transfer being deemed a non-exempt prohibited transaction under ERISA), (i) the Notified Party shall deposit, simultaneously with the Notified Party’s delivery of notice electing to purchase the Property, a nonrefundable amount equal to five percent (5%) of the price set forth in the Offer Notice (the “Offer Deposit”) in escrow with a title insurance company or other escrow agent approved by the Notifying Party and the Notified Party and (ii) the parties shall proceed to closing at a time and on a date specified by the Notified Party, but not later than one hundred twenty (120) days following the delivery of the Offer Notice. The closing shall take place at such place as the Notified Party shall designate in the written notice of its election to purchase the Property. The closing shall take place on the terms set forth in the Offer Notice, and, to the extent not inconsistent with the Offer Notice, the customs and procedures followed in Fairfax County, Virginia for the sale of commercial office property shall govern the rights and obligations of the parties as to adjustments, the allocation of closing costs and other matters with respect to closing. The Company shall be responsible for any prepayment or “exit” fee, if any, charged by any third party lender under a then-existing Loan.
     If the Notified Party fails to give timely notice to the Notifying Party electing to purchase the Property, the Notified Party shall be deemed to have declined to purchase the Property.
     (c) If the Notified Party fails to exercise this right of first offer (or has been deemed to so fail), then for a period of nine (9) months following the failure to exercise, the Notifying Party shall be free to enter into a purchase and sale agreement on behalf of the Company, as the sole member of the Company Subsidiary, with any party at a price not less than ninety-five percent (95%) of the price offered to the Notified Party in the Offer Notice with all other terms being substantially the same as those included in the Offer Notice. If the Notified Party or its nominee shall have exercised its right to purchase the Property and shall have then defaulted in consummating the transaction, then the Notifying Party may retain the Offer Deposit as liquidated damages. The Notified Party’s right of first offer set forth in Section 10.3(b) shall be reinstated if a purchase and sale agreement is not executed by the Notifying Party on behalf of the Company, as the sole member of the Company Subsidiary, with another party within nine (9) months following the failure to exercise, or closing does not take place pursuant to a purchase and sale agreement with such other party, in each case subject to the provisions of Section 10.3(b).
     (d) For purposes of this Section 10.3, the use of the term “Member” shall mean, with respect to the Acquisition Members, all of the Acquisition Members collectively.
     10.4 Restraining Order/Specific Performance/Other Remedies. (a) In the event that any Member shall attempt to Transfer all or any portion of any interest in the Company, the Company Subsidiary, the Property or all or any portion of its Membership Interest, or any Person shall attempt to Transfer all or any portion of its interest in Carr (except as otherwise permitted pursuant to Section 10.1(b)), in violation of the provisions of this Agreement and any rights hereby granted, then any other Member, in addition to all rights and remedies hereunder, at law and/or in equity, shall be entitled to a decree or order restraining and enjoining such Transfer and the offending party shall not plead in defense thereto that there would be an adequate remedy at law; it being hereby expressly acknowledged and agreed that damages at law shall be an inadequate remedy for a breach or threatened breach or violation of the provisions concerning Transfers set forth in this Agreement.
     (b) In addition, it is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Article X is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a party to comply fully with each of said obligations, and (ii) the uniqueness of each Member’s business and assets and the relationship of the Members. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.
     10.5 Compliance with Law. The Members hereby agree that no sale or other Transfer of any interest in the Company shall be made which would result in the violation of any applicable law, order, rule, or regulation of the United States of America, the State of Delaware or the Commonwealth of Virginia to the extent applicable to such sale or other Transfer, including without limitation, the United States Securities Act of 1933, as amended, or the terms of any Mortgage.
     10.6 Substitute Members. In the event any Member Transfers its Membership Interest in compliance with the other provisions of this Article X, the transferee thereof shall have the right to become a substituted Member of the Company only upon satisfaction of the following:
     (a) the transferring Member and its transferee execute such instruments as any other Member deems reasonably necessary or desirable to effect such substitution;
     (b) the transferee of any Member’s Membership Interest accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement;
     (c) such transferee pays a transfer fee to the Company which is sufficient to cover all reasonable expenses, including, without limitation, attorneys’ and accountants’ fees, transfer taxes and expenses incurred by the Company or its Members in connection with the admission of such Person as a Member, including, without limitation, the amendment to this Agreement;
     (d) the transferring Member and the transferee each provide a certificate to the effect that (i) the proposed Transfer will not be effected on or through (A) a U.S. national, regional or local securities exchange, (B) a foreign securities exchange or (C) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the National Association of Securities Dealers Automated Quotation System) and (ii) it is not, and its proposed Transfer will not be made by, through or on behalf of, (A) a Person, such as a broker or a dealer, making a market in interests in the Company or (B) a Person who makes available to the public bid or offer quotes with respect to interests in the Company;

     (e) the transfer will not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof”, as such terms are used in Treasury Regulations section 1.7704-1; and
     (f) the proposed Transfer will not result in the Company having more than 100 Members, within the meaning of Treasury Regulations section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations section 1.7704-1(h)(3)).
     The Members in their sole discretion may agree to waive any or all of the conditions set forth in paragraphs (d) and (f) of this Section 10.6.
     10.7 Overall Transfer Prohibitions. (a) Notwithstanding anything to the contrary herein contained, except for a Transfer pursuant to Section 10.2 or Section 10.3 hereof, no interest in the Company may be Transferred if the non-Transferring Member delivers to the Member desiring to effect such Transfer an opinion of counsel with such experience and expertise with respect to the subject matter of the opinion as is reasonably acceptable to the Transferring Member, that the Transfer would impose material adverse tax or legal consequences upon the Company or any non-Transferring Member as a result thereof, including, without limitation, resulting in a default under any Loan (which is deemed for those purposes to have such a material adverse effect).
     (b) In order to afford the non-Transferring Member sufficient time to determine whether or not it should obtain an opinion of counsel described herein, the Member whose interest in the Company is to be the subject of any Transfer shall, if not otherwise required pursuant to any other provision of this Article X, give the non-Transferring Member at least thirty (30) days’ written notice prior to attempting to effect any such Transfer.
     10.8 Section 754 Election. Upon the request of any Member transferring substantially all of its interest in the Company pursuant to this Agreement, or upon the request of the transferee, the Company shall file an election pursuant to section 754 of the Code to adjust the basis of Company property in the manner provided in section 743 of the Code. The incremental cost of making such an election shall be borne by the requesting party, provided that if the requesting party is the transferor and such transferor is not a Member immediately after such transfer, or subsequently ceases to be a Member, such cost shall be borne by the transferee.
     10.9 Release of Liability. In the event any Member shall sell its entire interest in the Company (other than in a sale of the Property or the entire Membership Interests of all Members), in compliance with the provisions of this Agreement without retaining any interest therein, directly or indirectly, then the selling Member shall be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.

ARTICLE XI
DEFAULTS
     11.1 Defaults. A Member shall be in “Default” hereunder upon the occurrence of any of the following events:
     (a) such Member fails to contribute, as and when due and payable hereunder, all or any portion of its Initial Capital Contribution or any Additional Capital Contribution that it is obligated to contribute to the Company, however, with respect to a failure to make Additional Capital Contributions, only if such failure continues for five (5) Business Days after written notice thereof shall have been given to the Defaulting Member by any Non-Defaulting Member (any such default being referred to herein as a “Monetary Default”);
     (b) such Member withdraws from the Company in violation of this Agreement;
     (c) such Member effects a Transfer which, immediately following the consummation thereof, is in violation of this Agreement;
     (d) such Member is found in a judicial proceeding to commit fraud, misappropriation or theft;
     (e) such Member breaches in any material respect any representation, warranty or covenant of such Member set forth in this Agreement (other than those breaches described in paragraphs (b), (c) or (d) of this Section 11.1, which shall result in a Default hereunder immediately upon the occurrence thereof, or in paragraph (a) of this Section 11.1, which shall result in a Default at the time specified therein) or with respect to any Member, a breach (not cured within the applicable period specified for such cure in the Affiliate Agreement) by an Affiliate of such Member under an Affiliate Agreement, which breach shall continue for a period of fifteen (15) days after written notice thereof shall have been given to such Member, provided that if the breach is such that it is curable within a reasonable time, but cannot be cured within fifteen (15) days, the fifteen (15) day period shall be extended for a reasonable period (but not to exceed ninety (90) days from the date of the breach), provided such Member has commenced to remedy the breach and is diligently proceeding to cure such breach;
     (f) if Carr is an Affiliate of the Manager, the failure or refusal of the Manager to take an action (or to the extent such action shall not be within the reasonable control of the Manager, it shall fail to use its commercially reasonable efforts to take such action) recommended by the Acquisition Members pursuant to the second paragraph of Section 4.5 with respect to a particular Major Decision, and such failure continues for a period of five (5) business days after Manager’s receipt of written notice from the Acquisition Members;
     (g) such Member shall be deemed to be in Default or to be a Defaulting Member under Sections 3.3, 3.4 or 10.2; or
     (h) a Bankruptcy Event shall occur with respect to such Member.
     In the event of a Member’s Default hereunder, the Non-Defaulting Member, in addition to all other claims for damages, rights and remedies provided herein or otherwise available at law or in equity, including, without limitation, specific performance, shall have all the rights and remedies set forth in this Article XI.
     11.2 Defaulting Member. (a) Except as expressly provided in the Delaware Act, whenever the vote, consent or decision of a Member or of the Members is required or permitted pursuant to this Agreement, any Defaulting Member shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Member were not a Member.
     (b) A Defaulting Member shall remain obligated from and after such Default to make Capital Contributions in accordance with Article III.
     11.3 Monetary Defaults. (a) If a member commits a Monetary Default, any Non-Defaulting Member at its option, to be exercised by written notice of its election to the Defaulting Member, at any time following the occurrence of such Monetary Default, and provided that the Monetary Default shall be continuing, may, in addition to any other rights or remedies that may be available hereunder or at law or in equity, elect any one of the following rights or remedies:
     (i) Unless the Non-Defaulting Member shall have required the return of its Capital Contribution pursuant to clause (iii) below, the Non-Defaulting Member may contribute, on its own behalf, the Capital Contribution required of the Defaulting Member and cause the Percentage Interests of the Company to be transferred in the manner set forth in Section 11.4 below as of the date such Capital Contribution is made by such Non-Defaulting Member, and the balance of such Non-Defaulting Member’s Capital Account(s) shall be increased by the actual amount contributed to the Company by such Non-Defaulting Member.
     (ii) Unless the Non-Defaulting Member has required the return of its Capital Contribution pursuant to clause (iii) below, the Non-Defaulting Member may advance the Capital Contribution required of the Defaulting Member, on behalf of such Defaulting Member, which advance shall constitute a recourse loan (a “Default Loan”) by the Non-Defaulting Member to the Defaulting Member.

Any amount advanced to the Company by the Non-Defaulting Member under this clause (ii) shall, for the purposes of maintaining the Members’ Capital Accounts, be deemed a Capital Contribution made by the Defaulting Member in the amount of such advance. Any such Default Loan shall bear interest at the rate, compounded annually, equal to the lesser of (A) the Prime Rate plus five percent (5%), such rate to float with any float in the Prime Rate, or (B) the highest rate permitted by law. Prior to the repayment of such Default Loan in full together with interest, any amount otherwise distributable to the Defaulting Member hereunder, if any, shall be deemed assigned and shall be payable to the Non-Defaulting Member in repayment of the Default Loan, being applied first to interest. If such Default Loan is not repaid, together with interest thereon, within five (5) days from the date of written demand by the Non-Defaulting Member, the Non-Defaulting Member shall be entitled to elect to have such Default Loan treated as a Capital Contribution by the Non-Defaulting Member and to cause the Percentage Interests of the Company to be transferred in the manner set forth in Section 11.4 below as of the date of such election by the delivery of written notice thereof to the Defaulting Member. If such election is made and upon delivery of such notice, the Non-Defaulting Member shall, for purposes of effectuating the transfer of the Defaulting Member’s Percentage Interests and maintaining the Members’ respective Capital Accounts, be treated as having made a Capital Contribution on its own behalf to the capital of the Company, in an amount equal to the sum of (x) the then outstanding principal balance of such Default Loan, plus (y) accrued but unpaid interest on such amount at the rate set forth in this Section 11.3(a)(ii) from the date of the original advance through the date of the Non-Defaulting Member’s election to convert its Default Loan into a Capital Contribution, and the Defaulting Member’s Capital Contribution shall be reduced, and its Capital Account balance shall be reduced by the same amount.
     (iii) The Non-Defaulting Member may, but shall not be obligated to, require that all or any portion of the Capital Contribution advanced to the Company by such Member pursuant to Article III in connection with the capital call that resulted in the Defaulting Member’s Monetary Default be returned to the Non-Defaulting Member (with a corresponding debit to such Member’s Capital Account). To the extent that the Non-Defaulting Member has required the return of its Capital Contribution by the Company as provided above, the Non-Defaulting Member may not exercise its remedies under clauses (i) or (ii) of this Section 11.3(a), unless prior to such exercise the Non-Defaulting Member shall have recontributed its Capital Contribution to the Company.
     (b) If a Member commits a Monetary Default, the Non-Defaulting Member shall have the right to seek from the Defaulting Member repayment of such Default Loan or payment of the Capital Contribution by all appropriate judicial and/or non-judicial proceedings, until such time as the Default has been cured, or the Members’ Percentage

Interests have been modified due to a transfer under Section 11.4; provided, however, that in the event of a transfer of the Percentage Interest of one Member to another Member, the Non-Defaulting Member shall have the right to purchase the remaining Membership Interest of the Defaulting Member as provided in Section 10.2.
     (c) All Members agree that the prompt making of all Capital Contributions required under Article III when due is necessary to the success of the Company and that a Default by any Member in making any of its required Capital Contributions when due shall expose the Company and the Non-Defaulting Member to significant risks of delay, lost profits, additional risks, expenses and other damages that are, in the view of the Members, impossible to determine in advance and would, at the time of any such Default, be extremely difficult to calculate, and agree that the right to acquire Percentage Interests pursuant to Section 11.4 and the other remedies in this Article XI are reasonable and appropriate remedies.
     11.4 Transfer of Percentage Interests. If a Non-Defaulting Member shall elect to make a Capital Contribution on behalf of a Defaulting Member (such Non-Defaulting Member being hereinafter referred to as the “Contributing Member”) pursuant to Sections 11.3(a)(i) or (ii) above and the Percentage Interest of the Defaulting Member shall be transferred to the Contributing Member, then the Percentage Interest acquired by each Contributing Member shall be an amount equal to a fraction the numerator of which is equal to 150% of the amount of the Capital Contribution the Contributing Member has made pursuant to Sections 11.3(a)(i) or (ii) and the denominator of which is equal to the total Capital Contributions made by all Members through and including the date such Contributing Member made the Capital Contribution pursuant to Sections 11.3(a)(i) or (ii). The Percentage Interest of the Defaulting Member shall be reduced by the sum of all Percentage Interests transferred to the Contributing Members pursuant to the preceding sentence.
     After the date that the Non-Defaulting Member elects to acquire the Percentage Interests pursuant to Sections 11.3(a)(i) or (ii) above, there shall be no right on the part of the Defaulting Member to cure such Default, such Default being deemed to have been cured by the Non-Defaulting Member; provided, however, that the Non-Defaulting Member shall continue to have the right to purchase the remaining Membership Interest of the Defaulting Member as provided in Section 10.2 during the period specified therein.
     11.5 No Waiver. Failure by a Non-Defaulting Member to give any notice of Default as specified under Section 11.1 or otherwise herein, or any failure to insist upon strict performance of any of the terms of this Agreement, shall not constitute a waiver of any such Default or of any of the terms of this Agreement. No Default shall be waived, nor shall any duty to be performed, be altered or modified, except by written instrument. One or more waivers or failure to give notice of Default shall not be considered as a waiver of a subsequent or continuing Default of the same covenant or obligation.

     11.6 Not Exclusive Remedy. The rights granted in this Article XI shall not be deemed to be an exclusive remedy of the Non-Defaulting Member, but all other rights and remedies, legal and equitable, shall be available to it, with the exception of any action which has the effect of terminating this Agreement.
     11.7 Further Actions. To the extent necessary in the sole discretion of the Non-Defaulting Member, the Non-Defaulting Member shall cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article XI as promptly as is practicable after such occurrence.
     11.8 Power of Attorney. Each Defaulting Member hereby appoints the Non-Defaulting Member and each of the principal officers and members of the Non-Defaulting Member, individually, to act as such Defaulting Member’s attorney in fact after the occurrence of a Default by the Defaulting Member, which power of attorney is irrevocable and coupled with an interest. After the occurrence of a Default and during the existence of such Default, each such attorney may execute, in the Defaulting Member’s or its own name, any documents or instruments which the Non-Defaulting Member deems necessary to implement any of the rights and remedies granted to a Non-Defaulting Member under this Article XI.
ARTICLE XII
NOTICES
     12.1 In Writing; Address. All notices, demands, consents, reports and other communications provided for in this Agreement shall be in writing, shall be given by a method prescribed in Section 12.2 and shall be given to the Member to whom it is addressed at the address set forth below or at such other address(es) as such party hereto may hereafter specify by at least fifteen (15) days’ prior written notice.
     To Carr:
          c/o Carr Capital Corporation
          1750 H Street, N.W., Suite 500
          Washington, D.C. 20006
          Attn: Mr. Oliver T. Carr, III
          Telephone: (202) 303-3063
          Facsimile: (202) 303-3078
     With a copy to:
          Watt Tieder Hoffar & Fitzgerald LLP
          7929 Westpark Drive, Suite 400

          McLean, Virginia 22201
          Attn: Colin J. Smith, Esq.
          Telephone: (703) 749-2795
          Facsimile: (703) 749-0479
     To the Acquisition Members:
          c/o J.P. Morgan Investment Management Inc.
          522 Fifth Avenue
          New York, New York 10036
          Attn: Mr. Scott M. MacDonald
          Telephone: (212) 837-1818
          Facsimile: (212) 837-1774
     With a copy to:
          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, New York 10022
          Attn: Peter J. Irwin, Esq.
          Telephone: (212) 909-7469
          Facsimile: (212) 909-6836
     Any party hereto may change the address to which notice may be delivered hereunder by the giving of written notice thereof to the other Members as provided in Section 12.2 below.
     12.2 Method. Such notice or other communication may be mailed by United States certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the Post Office. Such notices, demands, consents and reports may also be delivered (i) by hand or nationally recognized overnight courier which maintains evidence of receipt or (ii) by facsimile with a confirmation copy delivery by overnight courier which maintains evidence of receipt. Any notices, demands, consents or other communications shall be deemed given when received at the address for which such party has given notice in accordance with the provisions hereof. Notwithstanding the foregoing, no notice or other communication shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such notice in accordance herewith. Notice shall be effective only upon receipt or refusal of receipt after delivery in accordance with the methods hereinabove set forth in this Section 12.2.

ARTICLE XIII
MISCELLANEOUS
     13.1 Additional Documents and Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments, and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.
     13.2 Governing Law and Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law rules).
     13.3 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
     13.4 Entire Agreement. This instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the formation and continuing operations of the Company, and supersedes and replaces any and all prior agreements between the Members and/or their Affiliates with respect to the specific subject matters covered herein. Representatives of all parties have participated equally in the negotiation and drafting of this Agreement, and accordingly, this Agreement shall not be more strictly construed against any party hereto on account of the role played by such party’s representative in the negotiation and drafting hereof.
     13.5 References to this Agreement. Numbered or lettered Articles and Sections herein contained refer to Articles and Sections of this Agreement unless otherwise expressly stated.
     13.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
     13.7 Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

     13.8 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.
     13.9 Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by each of the Members.
     13.10 Estoppel Certificates. Each Member agrees, upon written demand of any other Member, to execute and deliver to the other Member(s), within fifteen (15) days after such demand (which demand shall make reference to such fifteen (15) day response period), a certificate stating that this Agreement is unmodified and in full force and effect (or, if this Agreement has been modified, that the same is in full force and effect as modified and stating such modifications); whether or not, to the best of the knowledge of such Member, there exists any material default hereunder and if so, specifying the details of such default; and such other matters as the other Member may reasonably request.
     13.11 Exhibits. All Exhibits attached hereto are made a part hereof by this reference.
     13.12 Severability. Every provision of this Agreement is hereby declared to be independent of, and separable from, every other provision of this Agreement. If any such provisions shall be held to be invalid or unenforceable, that holding shall be without effect upon the validity or enforceability of any other provision of this Agreement. It is the intention of the parties hereto that in lieu of each provision of this Agreement which is determined to be invalid or unenforceable, there shall be added, as part of this Agreement, such an alternative Section or provision as may be valid or enforceable but otherwise as close to the applicable original provision as possible.
     13.13 Waiver; Modification. Failure by any Member to insist upon or enforce any of its rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of such Member’s right to insist upon strict compliance with the provisions hereof. Any Member may waive the benefit of any provision or condition for its benefit contained in this Agreement.
     13.14 Third Party Beneficiaries. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person or party shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise, including, without limitation, the Property Manager and the Leasing Agent.
     13.15 Reliance on Authority of Person Signing Agreement; Designated Representatives. (a) In the event that a Member is a partnership, limited partnership,

joint venture, corporation, or any entity other than a natural person, the Members and the Company (i) shall not be required to determine the authority of the person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such person; (ii) shall not be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement or any document executed in connection herewith on behalf of such entity; and (iii) shall be entitled to rely on the authority of the person signing this Agreement or any document in connection herewith with respect to the voting of the interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement or any document in connection herewith.
     (b) Carr shall designate in writing to the Company one or more representatives who shall be authorized to act under this Agreement for and on behalf of Carr. Any act, approval, consent or vote of any representative of Carr that is so designated shall be deemed to be the act, approval, consent or vote of Carr and no Person, including, without limitation, the Company and the other Members, shall be required to inquire into the authority of such representative as to such act, approval, consent or vote on behalf of Carr. Any representative may be replaced by a successor representative by written notice to the Company and designation of a substitute for such representative. Until written notice of any change is given pursuant to Article XII, the designated representatives (“Designated Representative(s)”) of Carr shall be Oliver T. Carr, III or Christian H. Clifford.
     (c) The Acquisition Members shall appoint one Designated Representative to act for each one of and all of, the Acquisition Members under this Agreement. The initial Designated Representative for each one of, and all of, the Acquisition Members shall be JPMIM. The initial contact parties of JPMIM shall be Nathaniel R. Daly, Scott M. MacDonald or Kimberly A. Adams. Notwithstanding anything to the contrary contained herein, the Acquisition Members may designate a new Designated Representative and JPMIM (or any new Designated Representative) may designate replacement or additional contact parties, by written notice to the Company. Under any circumstance where any action, expenditure, election, decision (including, without limitation, any Major Decision), written notice, commitment, agreement, approval, disapproval, consent, or exercise of remedies under this Agreement would require the action, approval or consent of any one of, or all of, the Acquisition Members, such action, approval, disapproval or consent shall only be required to be sought from and shall be taken, made or given (as the case may be) by the Designated Representative through any one of the then current contact parties and same shall be binding upon and be deemed to have been given by all of the Acquisition Members. Carr shall be entitled to rely on any such action, approval, disapproval or consent as having come directly from all of the Acquisition Members and such action, approval, disapproval or consent shall be binding on all of the Acquisition Members. Delivery by any one duly designated contact party of such Designated

Representative of a written notice specifying such action, approval, disapproval or consent shall be conclusive evidence that such action, approval, disapproval or consent was taken, made or given (as the case may be) by all of the Acquisition Members.
     (d) In dealing with the Manager and its duly appointed agents (including the Property Manager and the Leasing Agent), no Person shall be required to inquire as to its authority to bind the Company. Any act of the Manager purporting to bind the Company shall bind the Company. The Manager shall have the full right and authority to execute and deliver any and all agreements, contracts, documents and instruments relating to the business and affairs of the Company, without the joinder of the other Members, or any other Person, and any Person dealing with the Company may rely upon the Manager’s execution and delivery of any agreement, contract, document or instrument as the act and deed of the Company, without the necessity for further inquiry and notwithstanding any other provision of this Agreement.
     13.16 Indemnity. Except as provided in this Section 13.16, the Company shall, to the extent of its assets, and does hereby indemnify the Members against, and agree to hold, save, and defend the Members wholly harmless from, any liability, claim, cause of action, loss, expense, or damage (including, without limitation, reasonable attorney’s fees and expenses and court costs actually incurred) suffered or incurred by such party by reason of anything any Member may in good faith do or refrain from doing for or on behalf of the Company; provided, however, that the Company shall not be required to indemnify any Member for any liability, claim, cause of action, loss, expense or damage which the Members may suffer or incur as a result of its fraud, willful misconduct or gross negligence. Only to the extent of its respective Membership Interest, each Member shall and does hereby indemnify the other Members against, and agree to hold, save and defend the other Members wholly harmless from, any liability, claim, cause of action, loss, expense or damage (including, without limitation, reasonable attorneys’ fees and expenses and court costs actually incurred) suffered or incurred by such other Members by reason of the fraud, willful misconduct or gross negligence of such indemnifying Member.
     13.17 Cooperation of Manager. In the event of a sale, assignment or other transfer of all or a portion of the Property or a transfer of an interest in a Member or a Transfer of a Membership Interest in accordance with the terms of this Agreement, the Manager shall, or shall cause the Property Manager to, upon reasonable notice, (i) make available to the prospective transferee at all reasonable hours all books of account, correspondence, leases and all other information related to the Property and to the management thereof at the request and expense of the requesting Member, or copies thereof; (ii) cause the management personnel involved directly or indirectly in the affairs of the Company to cooperate fully with the requesting Member and its proposed transferee or designees of either of them and furnish information requested by such persons as to the status of the affairs of the Company; and (iii) for the benefit of the proposed transferee, represent that any and all documents provided were accurate and complete, to the knowledge of the individuals providing such information and the Manager shall be reimbursed for its actual out-of-pocket expenses in connection therewith.
     13.18 Herein. Wherever used in this Agreement, the words “herein”, “hereof” or words of similar import shall be deemed to refer to this Agreement in its entirety and not to a specific section unless otherwise stated.
     13.19 Including. Wherever used in this Agreement, the word “including” shall be deemed to mean “including, without limitation”.
     13.20 Cost of Counsel. In any judicial action between the parties to enforce any of the provisions of this Agreement or any right of any party under this Agreement, regardless of whether such action or proceeding is prosecuted to judgment and in addition to any other remedy, the unsuccessful party shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and expenses, incurred therein by the prevailing party in connection with such action.
     13.21 Days. Unless otherwise stated, a day shall be deemed to mean a calendar day.
     13.22 Time of Essence. Time is the essence of each and every provision of this Agreement.
     13.23 Confidentiality. Each Member agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any information relating to the Company’s assets or business, provided that such disclosure may be made (i) to any person who is a direct or indirect Member, officer, director or employee of such Member or to counsel to or accountants of the foregoing persons, solely for their use and on a need-to-know basis, (ii) with the prior consent of the other Members, (iii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (iv) if required by any applicable statute or law, or any rule or regulation promulgated thereunder, or (v) to any lender providing financing to the Company.
     In the event that a Member shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, such Member shall (w) promptly notify the other Members thereof, (x) consult with the other Members on the advisability of taking steps to resist or narrow such request and (y) if disclosure is required or deemed advisable, cooperate with any of the other Members in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.
[Signature pages follow.]

     IN WITNESS WHEREOF, the Members and the Manager have caused this Agreement to be signed, sealed and delivered through their respective authorized signatories the day and year first above written.

MANAGER: CARR CAPITAL REAL ESTATE INVESTMENTS, LLC, a Virginia limited liability company
By:	Carr Capital Corporation, a District of Columbia corporation, its managing member

By:	/s/Oliver T. Carr, III
	Name:	Oliver T. Carr, III
	Title:	President

MEMBERS: CARR CAPITAL SUFFOLK, LLC, a Virginia limited liability company
By:	Carr Capital Real Estate Investments, LLC, a Virginia limited liability company, its authorized member

By:	Carr Capital Corporation, a District of Columbia corporation, its managing member

By:	/s/Oliver T. Carr, III
	Name:	Oliver T. Carr, III
	Title:	President

[Signatures continued on next page.]

MEMBERS (continued): JPM I&G DOMESTIC REIT, INC., a Delaware corporation

By:	/s/Nathaniel R. Daly
	Name:	Nathaniel R. Daly
	Title:	Vice President

JPM I&G DIRECT JV 10, LLC, a Delaware limited liability company
By:	J.P. Morgan U.S. Real Estate Income And Growth Direct, LP, a Delaware limited partnership

By:	I&G Manager, LLC, a Delaware limited liability
company, its general partner

By:	/s/Nathaniel R. Daly
	Name:	Nathaniel R. Daly
	Title:	Vice President

I&G CAYMAN SUB CORP JV 10, INC., a Delaware corporation
By:	/s/Nathaniel R. Daly
	Name:	Nathaniel R. Daly
	Title:	Vice President

LIST OF EXHIBITS
Exhibit “A” — Land
Exhibit “B” — Competitive Market Area
Exhibit “C” — Reporting Requirements

EXHIBIT “A”
LAND
ALL THAT CERTAIN lot or parcel of land situate, lying and being in Fairfax County, Virginia, and more particularly described as follows:
Of that certain property known as the Suffolk Building, located at 5611 Columbia Pike, Baileys Crossroads, Fairfax County, Virginia, comprising and containing Fairfax County Tax Map parcels 062-1-01-0010, 062-1-03-0023A and 062-1-03-0039A, and more particularly described as follows:
Beginning at a point on the southerly right-of-way line of Columbia Pike, State Route 244, said point being a corner between the land of the Suffolk Building parcel and the adjoining Rock Spring Professional Center, and running with the southerly right-of-way line of Columbia Pike N 53° 04’ 00” E, 79.92 feet to a point of curvature; thence continuing along the southerly right-of-way line Columbia Pike along a curve to the right having a radius of 1062.92 feet (chord bearing N 66° 08’ 41” E, 517.10 feet) and an arc length of 522.34 feet to a point; thence leaving the right-of-way of Columbia Pike and running S 13° 48’ 33” W, 636.61 feet to a point on the western right-of-way line of Carlin Springs Road, State Route 2988; thence departing the right-of-way line of Carlin Springs Road and running on the following courses and distances:
N 66° 28’ 57” W, 42.64 feet to a point; thence
S 23° 27’ 33” W, 401.74 feet to a point; thence
N 76° 08’ 49” W, 219.66 feet to a point; thence
N 20° 13’ 13” E, 79.74 feet to a point; thence
N 36° 55’ 13” E, 125.69 feet to a point; thence
N 32° 29’ 13” E, 146.94 feet to a point; thence
N 18° 04’ 27” W, 122.47 feet to a point; thence
N 25° 26’ 36” W, 269.30 feet to the point of beginning, and containing 271,993.8736 square feet or 6.24412 acres of land, more or less.
AND BEING the same property conveyed to 5611 Columbia Pike LLC, a Virginia limited liability company, by Deed from David E. Nassif and Diane R. Nassif, dated October 25, 2002, and recorded November 7, 2002, in Deed Book 13573 at page 2120, among the aforesaid land records.

EXHIBIT “B”
COMPETITIVE MARKET AREA
(See attached)

EXHIBIT “C”
REPORTING REQUIREMENTS
For reporting to the Acquisition Members, the Monthly Reporting Period is from the 26th day of the previous month to the 25th day of the current month. A soft close of the general ledger should be done on the 20th day of the month, at which time processing of receipts and disbursements are cut off. During the next five days, all accruals for the 21st – 24th days should be posted. A final, hard close of the general ledger should take place on the 25th day of the month (except February, when it is the 24th day). The information should be transmitted electronically (downloaded to Management Reports, Inc.) on the 25th of the month.
For reporting to Carr, the monthly reporting period is each month end. The information should be electronically transmitted (downloaded to Carr’s version of MRI) on the tenth (10th) day of each month.
Monthly reports for the Acquisition Members: Two hard copies of the monthly reporting package are due to the Acquisition Members ten (10) days after the end of each Monthly Reporting Period. The following are the reports that need to be included (showing monthly and year-to-date activity where applicable):
(i) Statements of Cash Flows (as defined in the Property Management Agreement) prepared on a Modified Accrual (as defined in the Property Management Agreement) basis setting forth the calculation of the cash flow from the Property relating to operating, investing and financing activities, including the distribution of cash flow during the reporting period;
(ii) Detailed operating statements of profit and loss showing, on a Modified Accrual basis, the Gross Revenues, Operating Expenses, Interest Expense and, on a cash basis, Capital Expenditures (as defined in the Property Management Agreement) of the Property according to pre-determined categories, in a format which will allow for comparison to, and show variances from, the Budget on a monthly and fiscal year to date basis (as each of the foregoing capitalized terms is defined in the Property Management Agreement);
(iii) Comparative balance sheets prepared on a Modified Accrual basis showing current month and prior month balances;
(iv) A cumulative equity roll-forward schedule;
(v) An accounts receivable activity statement itemizing for the reporting period the opening rents receivable balance, the collected and billed rents, the closing rents receivable balance and any advanced rent and security deposit balances;

(vi) A check register, itemizing by check number and payee each disbursement made during the reporting period;
(vii) An aged accounts receivable schedule, itemizing all outstanding accounts receivable as of the end of the reporting period and written comments addressing efforts, or other actions, that the Manager has taken to collect past-due balances exceeding 30 days;
(viii) A narrative summary of the operations of the Property during the reporting period, highlighting all significant occurrences and any anticipated problems and (ii) narrative explanations of all material variances exceeding five percent (5%) and $5,000, of a line item of income or expense (actual compared to budget) for the reporting period on a monthly and fiscal year-to-date basis;
(ix) A detailed calculation of the Management Fee on a monthly and fiscal year-to-date basis;
(x) A current rent roll;
(xi) A tenant billing report (billing register);
(xii) Bank statements and reconciliation for the Lockbox Account, Concentration Account, Controlled Disbursement Account, and Security Deposit Account (as each of the foregoing capitalized terms is defined in the Property Management Agreement);
(xiii) Proof of cash (identifying opening cash balances, cash received, cash disbursed and cash contributed or distributed during the month);
(xiv) An aged accounts payable schedule;
(xv) A Capital Expenditure report, including leasing costs, which lists capital projects budgeted, budgeted amount, latest estimates of cost, amount expended to date variance to budget with explanation, amount to be spent to complete and completion status;
(xvi) A detailed trial balance on a Modified Accrual basis;
(xvii) A written report describing any written offers received by Manager for the purchase of all or any part of the Property (if applicable);
(xviii) A marketing report detailing leasing activity, and the competitive environment vacancy for the current month; and goals for the next month. Also, a report tracking the government demand for office space for the General Services Administration and government contractors and subcontractors on a quarterly basis;
(xix) A schedule of all transactions with the Property Manager or an Affiliate of the Property Manager (this includes a payroll register);
(xx) A schedule of Capital Expenditures and Leasing Costs (as defined in the Property Management Agreement);

(xxi) In the event a Capital Event (as defined in the Property Management Agreement) has occurred, an unaudited statement of the net capital proceeds of such Capital Event; and
(xxii) Such other reports as reasonably requested by the Acquisition Members.
Monthly reports for Carr:
(i) A trial balance prepared as of month-end on an accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) shall be issued ten (10) days after each month-end.
(ii) A comparative balance sheet and statements of operations and cash flows and member equity prepared as of month-end on an accrual basis in accordance with GAAP.
(iii) A cumulative equity roll-forward schedule prepared as of month end, prepared on an accrual basis.
(iv) Aged accounts receivable trial balances as of month end, prepared on an accrual basis.
(v) Bank statement reconciliations as of each month end.
(vi) Such other reports as reasonably requested by Carr.
OTHER
Operating Expenses: Any invoices that will cause the line item year-to-date budget to be exceeded by both $5,000 and 5% need written approval from the Acquisition Members before they are paid. A copy of the invoice and written approval needs to be included in the monthly reporting package.
Capital Expenditures: Any Capital Expenditure that was budgeted can be paid without written approval but a copy of all invoices over $5,000 should be sent to the Acquisition Members. Any Capital Expenditures that were not budgeted must be approved in writing by the Acquisition Members before they are paid.
Distributions to owner needs to be made no later than the 20th of the month (or if the 20th day is a weekend, on the last business day before the weekend). The calculation of the amount to be distributed should be approved by the Acquisition Members prior to the distribution.